UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Gran Tierra Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2023

Notice of Annual Meeting of Stockholders & Proxy Statement

GranTierra Energy

TSX: GTE
NYSE AMERICAN: GTE
LSE: GTE

TO OUR STOCKHOLDERS,

We invite you to attend the Annual Meeting of Gran Tierra Energy Inc., (“Gran Tierra” or the “Company”) which will be on May 3, 2023, at 10 a.m. Mountain Time. This year’s Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting of Stockholders online, vote your shares electronically and submit your questions during the meeting by visiting https://web.lumiagm.com/251955864.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the internet or mail.

I encourage you to read our 2022 Annual Report for additional information about Gran Tierra’s objectives and results. Last year was an exciting one for the Company since we made key exploration discoveries in Ecuador and Colombia. The teams drilled four independent prospects, two in Ecuador and two in Colombia. All four have produced oil from different reservoir zones. It is exciting that all four of these prospects may offer future development opportunities in 2023 and beyond.

During 2022, Gran Tierra achieved strong 126% (Proved – “1P”), 148% (Proved plus Probable – “2P”) and 280% (Proved plus Probable and Possible – “3P”) reserves replacement through our successful results from our development and exploration drilling, waterflooding programs and field performance. We completed our 2022 development plan on-budget, including waterflooding efforts and development drilling in the Acordionero, Costayaco and Moqueta oil fields. The success the Company achieved in 2022 also reflects our ongoing conversion of reserves from the Probable to the Proved category. With 115 booked Proved plus Probable Undeveloped future drilling locations, Gran Tierra is well positioned to continue to grow the Company’s production in 2023.

In 2022, we also had success from a financial perspective and, thanks to 16% annual growth in our oil production and a good oil price environment, we generated free cash flow which allowed us to reduce our debt and start another share buyback program. Pursuant to Gran Tierra’s current normal course issuer bid, Gran Tierra purchased approximately 23 million shares during 2022, representing about 6.2% of shares outstanding as of June 30, 2022. With our focus on significant debt reduction, Gran Tierra also reduced its total debt by $87.6 million in 2022, and by a further $122.5 million in 2021, for a reduction total debt of $210.1 million over the past two fiscal years. A combination of our ongoing reductions in debt and per well drilling, completion, and workover costs, focus on maintaining low operating costs, strong rebound in oil prices and share buybacks allowed Gran Tierra to achieve net asset values per share before tax of $4.62 (1P), up 77% from 2021, and $7.36 (2P), up 56% from 2021. With this significant growth in our net asset values per share in 2022, we believe Gran Tierra is well-positioned to offer exceptional long-term stakeholder value.

Our forecasted 2023 capital budget is a balanced, returns-focused program which is expected to provide free cash flow generation, ongoing strengthening of our balance sheet, shareholder returns via share buybacks, optimization of ultimate oil reserves value and exposure to exploration upside. We see material potential in our exploration portfolio located in highly prospective geological trends in Ecuador and Colombia. We believe Gran Tierra is well-positioned to navigate the current volatile environment with our low base decline, conventional oil asset base and the operational control for capital allocation and timing, while maintaining a low-cost structure and the safety of our people.

Finally, we continue to have a strong focus on our Environmental, Social and Governance (“ESG”) commitments, which is implemented through our companywide Beyond Compliance philosophy. Our Beyond Compliance Policy means that, wherever there are significant opportunities and benefits to the environment or communities, Gran Tierra works to go beyond what is legally required to protect the environment and provide social benefits because it is the right thing to do. A few examples of this important work include a reduction in our overall Scope 1 and 2 greenhouse gas emissions of 55% since 2019. In 2022, 69% of the total energy used in all of our operations was generated by our own produced gas, reducing flaring, the use of diesel power and our reliance on the municipal grid. Our flagship conservation program, NaturAmazonas, which we conduct in partnership with Conservation International, has committed to reforesting 1,000 hectares of land and securing and maintaining 18,000 hectares of forest in the Andes-Amazon rainforest corridor. This program’s success has set a new Colombian standard for industry-led conservation. Furthermore, Gran Tierra has planted a total of approximately 1,400,000 trees and has conserved, preserved, or reforested over 3,800 hectares of land through all of the Company’s environmental efforts since 2018. Gran Tierra will continue to implement projects that focus on environmental protection, conservation, and reforestation efforts.

Our success during 2022 demonstrates Gran Tierra’s ability to be a full-cycle oil and gas exploration, development and production company focused on the development of our existing assets, appraisal of new discoveries that we made last year and new exploration drilling, while generating free cash flow to strengthen our balance sheet and return capital to shareholders through share buybacks. We are very excited for what 2023 holds for the Company and expect to build off the momentum from our strong finish to 2022.

Shareholders who have any questions should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, at 1-855-476-7987 (toll-free within North America) or 1-416-867-2272 (collect call outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

On behalf of our Board of Directors and the team at Gran Tierra, I want to thank all our stakeholders for their continued support.

Sincerely,

/s/ Gary S. Guidry Gary S. Guidry President and Chief Executive Officer

March 24, 2023

Notice of Meeting

Annual Meeting of the Stockholders of Gran Tierra Energy Inc.

Date: Wednesday, May 3, 2023	Time: 10:00 a.m. (Mountain Time)	Location: Virtual-only meeting via live webcast online at https://web.lumiagm.com/251955864

The business of the meeting is to:

1.	Elect the nine nominees specified in the accompanying proxy statement to serve as directors.

2.	Ratify the appointment of KPMG LLP as Gran Tierra’s independent registered public accounting firm for 2023.

3.	Approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers as disclosed in the accompanying proxy statement.

4.

Approve an amendment to Gran Tierra’s Certificate of Incorporation to effect a reverse stock split of our issued common stock, par value $0.001 per share (“Common Stock”), at a reverse stock split ratio of 1 for 10.

5.	Conduct any other business properly brought before the meeting and any adjournments and postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

This notice and the attached proxy statement are first being mailed to our stockholders beginning on or about March 24, 2023. Holders of shares on March 7, 2023, the record date, are entitled to notice of, and to vote at, our meeting or any adjournment or postponement thereof.

Gran Tierra will be holding its annual meeting in a virtual-only format by way of webcast accessed at https://web.lumiagm.com/251955864 and no physical or in-person meeting will be held. A virtual-only meeting will provide all stockholders an equal opportunity to participate at the annual meeting regardless of their geographic location or the particular constraints, circumstances or risks they may be facing. Stockholders will be able to attend the annual meeting online and vote their shares electronically and submit questions during the meeting.

If you are a registered stockholder, to attend the annual meeting and vote your shares electronically and submit questions during the meeting, you will need the control number included on the Notice of Internet Availability of Proxy Materials or proxy card that accompanied your proxy materials. If you are the beneficial owner of shares held in “street name”, and wish to attend the meeting insert your name in the blank space included in the proxy form provided by your broker or other agent and submit such proxy form to your broker or other agent prior to the voting deadline to vote your shares and submit questions during the meeting. In addition you must also register your appointment (of your broker or other agent) by emailing appointee@odysseytrust.com no later than the voting deadline and provide Odyssey with your name, email, number of shares appointed and name of broker or other agent where shares are held, so that Odyssey may email the appointee their control number.

We are using the “Notice and Access” method of providing proxy materials to our stockholders which provides our stockholders with a convenient way to access the proxy materials and vote, while allowing us to lower the costs of printing and distributing the proxy materials and reduce the environmental impact of our meeting. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of a paper copy of our proxy materials. Stockholders receiving the Notice may review the proxy materials online or request a paper copy by following the instructions set forth in the Notice.

Please submit your proxy or voting instructions on the Internet or by telephone promptly by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials so that your shares can be voted, regardless of whether you expect to attend the annual meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or you may submit your proxy by marking, dating, signing and returning the enclosed proxy/confidential voting instruction card. If you attend the annual meeting, you may withdraw your proxy and vote virtually at the annual meeting.

Shareholders who have any questions should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, at 1-855-476-7987 (toll-free within North America) or 1-416-867-2272 (collect call outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

By order of the Board of Directors

/s/ Gary S. Guidry Gary S. Guidry President and Chief Executive Officer

Calgary, Alberta, Canada

March 24, 2023

Proxy Statement Table of Contents

Proxy Statement Summary

This summary highlights information contained elsewhere within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire proxy statement before voting.

References to “we”, “us”, “our”, “Gran Tierra” or the “Company” are to Gran Tierra Energy Inc.

This proxy statement is first being mailed to our stockholders beginning on March 24, 2023. Holders of shares on March 7, 2023, the record date, are entitled to notice of, and to vote at, our meeting or any adjournment thereof.

Important Notice Regarding the Availability of Materials for the 2023 Annual Meeting of Shareholders to be Held on May 3, 2023: The proxy statement and our Annual Report for the fiscal year ended December 31, 2022 are available free of charge at https://www.grantierra.com/investor-relations/2023-annual-meeting.

2023 Annual Meeting of Stockholders

Date: May 3, 2023	Time: 10:00 a.m. (Mountain Time)	Location: Virtual-only meeting via live webcast online at https://web.lumiagm.com/251955864	Record Date: March 7, 2023

Voting Matters and Board Recommendations

Voting Matter	Board Vote Recommendation

Proposal 1: Election of Directors (page 10)

The Board and the Nominating and Corporate Governance Committee believe that each of the director nominees possesses the necessary qualifications and skills to provide effective oversight of the business and quality advice and counsel to our management team.

FOR each nominee

Proposal 2: Ratification of Selection of Independent Auditors (page 32)

The Board and the Audit Committee believe that the retention of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.

FOR

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (page 35)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 39 and the Compensation Tables section beginning on page 50 and ending on page 56. Our executive compensation program reflects our philosophy of aligning executive compensation with the interests of our stockholders and a commitment to pay for performance.

FOR

Proposal 4: Approval of Amendment of Certificate of Incorporation to Effect a Reverse Stock Split (page 61)

The Board seeks approval from the Company’s stockholders for an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the issued Common Stock at a reverse stock split of 1-for-10.

FOR

Gran Tierra Energy 2023 Proxy Statement	1

PROXY STATEMENT SUMMARY

Director Nominees

The following table provides summary information about each director nominee. See pages 11 to 19 for more information.

Director Nominee	Director Since	Age	Committees

Robert B. Hodgins Chairman	2015	72	• Audit Committee • Compensation Committee • Nominating and Corporate Governance Committee

Gary S. Guidry President and Chief Executive Officer	2015	67

Peter J. Dey	2015	82	• Nominating and Corporate Governance Committee • Compensation Committee • Health, Safety & Environment Committee

Evan Hazell	2015	64	• Audit Committee • Health, Safety & Environment Committee • Reserves Committee

Alison Redford	2021	58	• Audit Committee • Nominating and Corporate Governance Committee • Health, Safety and Environment Committee

Ronald W. Royal	2015	73	• Audit Committee • Health, Safety & Environment Committee • Reserves Committee

Sondra Scott	2017	56	• Nominating and Corporate Governance Committee • Health, Safety & Environment Committee • Reserves Committee

David P. Smith	2015	64	• Audit Committee • Compensation Committee

Brooke Wade	2015	69	• Compensation Committee • Nominating and Corporate Governance Committee • Reserves Committee

2	Gran Tierra Energy 2023 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance

We are committed to good corporate governance practices, which promote the long-term interests of our stockholders and strengthens our Board and management accountability.

Highlights of our corporate governance practices include the following:

✓	Independent Board Chair

✓	8 of 9 director nominees are independent

✓	Annual elections of all directors

✓	Majority voting for directors with resignation policy

✓	100% independent Committee members

✓	Annual self-evaluation of the Board and Committees

✓	Stock ownership guidelines for directors and officers

✓	No Tax Gross-Up provisions in any new executive agreements (currently only applies to Chief Executive Officer in order to be equalized to Canadian colleagues)
✓	Policy prohibiting speculative trading of the Company’s stock

✓	Limited trading windows

✓	Clawback policy

✓	Stockholders may call special meetings of stockholders

✓	No stockholder rights (“poison pill”) or similar plan

✓	Regular executive sessions of independent directors

✓	Stockholders have the right to fill director vacancies caused by director removal

Executive Compensation Highlights

Our compensation philosophy and programs are based on the following core principles:

•	attract and retain highly capable individuals and offer competitive compensation opportunities,

•	pay for performance, and

•	align the interests of management with our stockholders.

Our equity compensation program is designed to be aligned with the interests of our stockholders and focus on pay-for-performance:

•	The majority of 2022 executive compensation is considered to be “at risk” because its value is based on specific performance criteria and/or stock price appreciation and payout is not guaranteed.

•	In 2022, 80% of the value of equity awards granted to the Named Executive Officers (“NEOs”) consisted of performance share units (“PSUs”) and 20% consisted of stock options.

•	The target for total compensation is approximately the 50th percentile as compared to the Company’s compensation peer group.

Gran Tierra Energy 2023 Proxy Statement	3

Questions and Answers About the Proxy Materials and 2023 Annual Meeting

Why am I receiving these materials?

We are sending you these proxy materials because the Board of Directors (the “Board”) of Gran Tierra Energy Inc., a Delaware corporation (“Gran Tierra” or the “Company”), is soliciting your proxy to vote at the 2023 annual meeting of stockholders, including at any adjournments or postponements of the annual meeting. You are invited to attend the annual meeting, which is being held in a virtual-only format by way of webcast accessed at https://web.lumiagm.com/251955864, to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, if you are a stockholder of record of our common stock, you may simply complete, sign and return the proxy card if you received a paper copy of our proxy materials, or follow the instructions below to submit your proxy through the internet. See “How do I vote” below for further information on how to vote, including if you hold our common stock through a broker in “street name” or hold exchangeable shares.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. We are sending to our stockholders of record the proxy materials, including this proxy statement and an annual report, or a Notice Regarding the Availability of Proxy Materials (the “Notice”). We intend that our stockholders who hold their stock in “street name” will receive a Notice from their broker, bank or other agent in which they hold the stock in “street name,” unless they have specified otherwise. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the proxy materials and Notice beginning on March 24, 2023 to all stockholders of record entitled to vote at the annual meeting. We expect that the Notice will be sent to stockholders who hold their stock in “street name” on or about this same date.

How do I attend the annual meeting?

The annual meeting will be held on Wednesday, May 3, 2023, at 10:00 a.m. (Mountain time) and will be held solely by remote communication, in a virtual-only format.

Instructions to Attend Online Meeting

•	Log in online at https://web.lumiagm.com/251955864. The Meeting ID is 251-955-864. We recommend that you log in 15 minutes before the annual meeting starts.

•	Enter the control number found on the form of proxy or Notice, as applicable, into the Shareholder login section.

•	Enter the password: grantierra23

•	If you are a proxyholder, enter the credentials provided by Odyssey Trust Company

•	If you are a guest, complete the Guest login information.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 7, 2023, will be entitled to vote at the annual meeting. On this record date, there were 344,613,741 shares of common stock outstanding and entitled to vote.

A list of stockholders of record will be made available for ten days before the annual meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the annual meeting and during the meeting to stockholders upon request via email to: info@grantierra.com, subject to satisfactory verification of status as a stockholder of record.

Stockholders of Record: Shares Registered in Your Name

If at the close of business on March 7, 2023, your shares were registered directly in your name with Gran Tierra’s transfer agent, Odyssey Trust Company, then you are a stockholder of record. Registered stockholders will receive a proxy form containing the relevant details concerning the business of the meeting, including a control number required to access the virtual annual meeting.

4	Gran Tierra Energy 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2023 ANNUAL MEETING

Whether or not you plan to attend the annual meeting, we urge you to fill out and return the proxy or vote by proxy by telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 7, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice, and/or these proxy materials if you have received them, are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares electronically or submit questions at the annual meeting unless you request and obtain a valid proxy from your broker or other agent. See “How Do I Vote? - Beneficial Owner: Shares Registered in the Name of Broker or Bank” below for additional information about attending and participating in the annual meeting.

What am I voting on?

There are four matters scheduled for a vote:

1.	Election of nine nominees named in the proxy statement to serve on the Board until the next annual meeting and until their respective successors are duly elected and qualified;

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2023;

3.	Approval, on an advisory basis, of the compensation of Gran Tierra’s named executive officers, as disclosed in this proxy statement; and

4.	Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at a reverse stock split ratio of 1-for-10.

What if another matter is properly brought before the annual meeting?

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Will I be able to submit questions during the virtual annual meeting?

Stockholders will be able to submit questions through the virtual meeting website. Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition.

How do I vote?

You may either vote “For” or “Against” or abstain from voting with respect to each nominee to the Board and each of the other matters to be voted on.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically at the annual meeting, vote by proxy on the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote electronically even if you have already voted by proxy.

•

To vote electronically during the meeting, once you have logged into the annual meeting, you will be able to vote your shares electronically by clicking on the “Cast Your Vote” link on the meeting center site. It is important that you remain connected to the internet at all times during the annual meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the annual meeting.

Gran Tierra Energy 2023 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2023 ANNUAL MEETING

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us by 10:00 a.m. (Mountain time) on May 1, 2023, we will vote your shares as you direct.

To vote on the internet, go to https://login.odysseytrust.com/pxlogin and follow the on-screen instructions. You will need the control number located on the Notice or Form of Proxy to access the voting site. Your internet vote must be received by 10:00 a.m. (Mountain time) on May 1, 2023, to be counted. The Chair of the Meeting reserves the right to accept late proxies and may waive or extend the proxy cut-off, with or without notice, but is under no obligation to accept or reject any particular late proxy.

We provide the option for internet proxy voting to allow you to vote your shares, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions, or these proxy materials and an annual report and form of proxy, from that organization rather than from Gran Tierra. Simply follow the voting instructions you receive from your broker, bank, or other agent to ensure that your vote is counted. If you have received these proxy materials and voting instructions therein, simply complete and mail the voting instructions to ensure that your vote is counted. Alternatively, if permitted by your broker or bank, you may vote by telephone or on the internet as instructed by your broker, bank or other agent. To vote electronically during the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent and appoint yourself as a proxyholder. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form. In addition you must also register your appointment (of your broker or other agent) by emailing appointee@odysseytrust.com no later than the voting deadline and provide Odyssey with your name, email, number of shares appointed and name of your broker or other agent where shares are held, so that Odyssey may email the appointee their control number.

The Corporation may utilize the Broadridge QuickVote™ system, which involves NOBOs being contacted by Kingsdale, which is soliciting proxies on behalf of Management, to obtain voting instructions over the telephone and relaying them to Broadridge (on behalf of the NOBO’s Intermediary). While representatives of Kingsdale are soliciting proxies on behalf of Management, Shareholders are not required to vote in the manner recommended by the Board of Directors. The QuickVoteTM system is intended to assist Shareholders in placing their votes, however, there is no obligation for any Shareholders to vote using the QuickVoteTM system, and Shareholders may vote (or change or revoke their votes) at any other time and in any other applicable manner described in this Circular. Any voting instructions provided by a Shareholder will be recorded and such Shareholder will receive a letter from Broadridge (on behalf of the Shareholder’s Intermediary) as confirmation that their voting instructions have been accepted.

Shareholders who have any questions should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, at 1-855-476-7987 (toll-free within North America) or 1-416-867-2272 (collect call outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

A shareholder has the right to appoint a person or entity (who need not be a shareholder) to attend and act for him/her on his/her behalf at the meeting other than the persons named in the enclosed instrument of Proxy. Shareholders who wish to appoint a third party proxyholder to represent them at the online meeting must submit their proxy or voting instruction form (if applicable) prior to registering your proxyholder. Registering your proxyholder is an additional step once you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the meeting. To register a proxyholder, shareholders MUST email appointee@odysseytrust.com and provide Odyssey Trust Company with their proxyholder’s contact information, including email address of appointee, amount of shares appointed and the name of broker or other agent where shares are held, so that Odyssey Trust Company may provide the proxyholder with a control number via email. Requests for registration must be received by Odyssey Trust Company no later than 10:00 a.m. (Mountain Time), on Monday, May 1, 2023. You will receive a confirmation of your registration by email after Odyssey Trust Company receives your registration materials. At the time of the meeting, go to https://web.lumiagm.com/251955864 and enter your control number and the meeting password, grantierra23.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 7, 2023. Cumulative voting is not permitted.

6	Gran Tierra Energy 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2023 ANNUAL MEETING

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record; Shares Registered in Your Name

If you are a holder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, “For” the advisory vote to approve named executive officer compensation, and “For” the approval of the amendment to the certificate of incorporation to effect the reverse share split. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, your broker or other nominee is not permitted to vote on certain proposals and may elect not to vote on any of the other proposals unless you provide voting instructions. See “What are ‘broker non-votes’?” below. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all four proposals.

What happens if I do not vote?

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, over the internet or virtually at the annual meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they are not permitted to vote on certain proposals and may elect not to vote on any of the other proposals unless you provide voting instructions. See “What are ‘broker non-votes’?” below.

Abstentions occur when stockholders are present at the annual meeting but voluntarily abstain on any of the matters upon which the stockholders are voting.

Who is paying for this proxy solicitation?

We have retained Kingsdale Advisors to help us with this process, at an estimated cost of $55,000. We pay the costs associated with soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Shareholders who have any questions should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, at 1-855-476-7987 (toll-free within North America) or 1-416-867-2272 (collect call outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices or the instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Gran Tierra Energy 2023 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2023 ANNUAL MEETING

Can I change my vote after submitting my proxy?

Stockholder of Record; Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date, or vote again on the internet;

•	You may send a timely written notice that you are revoking your proxy to Gran Tierra’s Corporate Secretary at 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6; or

•	You may attend the annual meeting and vote virtually. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted and must be received by 10:00 a.m. (Mountain time) on May 1, 2023, to be counted. The Chair of the Meeting reserves the right to accept late proxies and may waive or extend the proxy cut-off, with or without notice, but is under no obligation to accept or reject any particular late proxy.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Stockholders who desire to present proposals at the 2024 annual meeting of stockholders and to have proposals included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act must submit their proposals to us at our principal executive offices (to the Corporate Secretary at 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6), not later than the close of business on November 24, 2023. If the date of the 2024 annual meeting is changed by more than 30 days from the date of the 2023 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2024 annual meeting.

Our Bylaws provide that stockholders may nominate persons for election to the Board of Directors or bring any other business before the stockholders at the 2024 annual meeting only by sending to our Corporate Secretary a notice containing the information required by our Bylaws. Notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the public announcement of the date of the annual meeting was made by Gran Tierra, notice may be made not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Gran Tierra. Detailed information about how to make stockholder proposals or nominations for our annual meetings of stockholders can be found in our Bylaws. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than March 4, 2024.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors and the other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the other proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.

8	Gran Tierra Energy 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2023 ANNUAL MEETING

How many votes are needed to approve each proposal?

•

Proposal No. 1, the election of directors: our bylaws provide for a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Because this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that director nominee.    For these purposes, abstentions and broker non-votes will not count as a vote “For” or “Against” a nominee’s election and will have no effect in determining whether a director nominee has received a majority of the votes cast. If you do not instruct your broker, bank or other nominee how to vote your shares, they are not permitted to vote on this proposal and may not vote unless you provide voting instructions. If an incumbent director is not elected by a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s resignation or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

•

Proposal No. 2, the ratification of the appointment of KPMG LLP as Gran Tierra’s independent registered public accounting firm for 2023, will be approved if it receives the affirmative vote of shares representing a majority of the votes present virtually or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against.” If you do not instruct your broker, bank or other nominee how to vote your shares, they will have discretion to vote on this proposal. Broker non-votes, if any, will have no effect.

•

Proposal No. 3, the advisory vote to approve named executive officer compensation, as disclosed in this proxy statement, will be approved if it receives the affirmative vote of shares representing a majority of the votes present virtually or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against.” If you do not instruct your broker, bank or other nominee how to vote your shares, they are not permitted to vote on this proposal and may not vote unless you provide voting instructions. Broker non-votes will have no effect.

•

Proposal No. 4, the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at a reverse stock split ratio of 1-for-10, will be approved if it receives the affirmative vote of a majority of the outstanding stock entitled to vote. Abstentions and broker non-votes, if any, will have the same effect as a vote “Against.” If you do not instruct your broker, bank or other nominee how to vote your shares, they will have discretion to vote on this proposal.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding outstanding shares of Gran Tierra’s capital stock representing at least one-third of the total number of votes that may be cast at the annual meeting are present at the annual meeting virtually or represented by proxy. On the record date, there were 344,613,741 votes that could be cast. Thus, holders of outstanding shares representing at least 114,756,376 votes must be present virtually or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the annual meeting or the holders of a majority of shares present at the annual meeting virtually or represented by proxy must adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

What proxy materials are available on the internet?

The notice of meeting, proxy statement and annual report to stockholders are available to view on Gran Tierra’s website at: https://www.grantierra.com/investor-relations/2023-annual-meeting

See “How do I vote?” above for voting instructions.

Gran Tierra Energy 2023 Proxy Statement	9

Corporate Governance and Board Matters

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is nominating the nine individuals identified below for election as directors. Unless you specify differently, proxies received will be voted FOR Robert B. Hodgins, Peter J. Dey, Gary S. Guidry, Evan Hazell, Alison Redford, Ronald W. Royal, Sondra Scott, David P. Smith and Brooke Wade. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of Gran Tierra. It is Gran Tierra’s policy to invite nominees for directors to attend the annual meeting and all of the Directors attended the 2022 annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Gran Tierra.

10	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTOR

ROBERT B. HODGINS Age: 72 Calgary, Alberta, Canada Director since May 2015 Director and Independent Businessman Shareholder approval rating at the 2022 Gran Tierra annual meeting: 93.1%

Mr. Hodgins has been a corporate director and independent businessman since November 2004. Prior thereto, Mr. Hodgins served as the Chief Financial Officer of Pengrowth Energy Trust (a Toronto Stock Exchange (TSX) and NYSE-listed energy trust) from 2002 to 2004. Prior to that, Mr. Hodgins held the position of Vice President and Treasurer of Canadian Pacific Limited (a TSX and NYSE-listed diversified energy, transportation and hotels company) from 1998 to 2002 and was Chief Financial Officer of TransCanada PipeLines Limited (a TSX and NYSE-listed energy transportation company) from 1993 to 1998. Mr. Hodgins also served as a non-executive, part-time position of Senior Advisor, Investment Banking at Canacord Genuity Corp. At present, Mr. Hodgins serves as a director of AltaGas Ltd., EnerPlus Corporation and MEG Energy Corp. Mr. Hodgins received an Honours Bachelor of Arts in Business from the Richard Ivey School of Business at the University of Western Ontario and received a Chartered Professional Accountant designation and was admitted as a member of the Institute of Chartered Accountants of Ontario in 1977 and Alberta in 1991. Mr. Hodgins is a member of the Institute of Corporate Directors.

Qualifications: With 30-plus years in the oil and gas industry as an executive and director and a strong reputation in the Canadian business community, Mr. Hodgins brings valuable industry and leadership experience to the Board. As a Chartered Professional Accountant and experienced executive in senior financial roles with several Canadian companies, Mr. Hodgins qualifies as one of Gran Tierra’s Audit Committee financial experts.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Chair	10/10	100%

Audit Committee	Member	4/4	100%

Compensation Committee	Member	2/2	100%

Nominating and Corporate Governance Committee	Member	3/3	100%

Year	Common Shares	DSUs	Stock Options

2022	20,000	982,651	17,220

2021	20,000	848,230	17,220

Other Public Board Directorships	Committee Position(s) (1)

AltaGas Ltd. (TSX)	• Audit Committee • Governance Committee

Enerplus Corporation (TSX)	• Compensation and Human Resources Committee • Corporate Governance & Nominating Committee (Chair)

MEG Energy Corp. (TSX)	• Audit Committee (Chair) • Corporate Governance and Nominating Committee

(1)

The Board of Directors has determined that Mr. Hodgins’ ability to effectively serve on the Company’s Audit Committee is not impaired by his membership on the Audit Committee of the other public boards listed above.

Gran Tierra Energy 2023 Proxy Statement	11

PROPOSAL 1: ELECTION OF DIRECTORS

GARY S. GUIDRY

Age: 67

Calgary, Alberta, Canada

Director since May 2015

Non-Independent Director - President and Chief Executive Officer

Shareholder approval rating at the 2022 Gran Tierra annual meeting: 97.2%

Mr. Guidry is a professional engineer and has more than 40 years of experience developing and maximizing assets in the international oil and gas industry. Mr. Guidry has direct experience managing large, international projects, including assets in Latin America, Africa, the Middle-East and Asia. Prior to joining Gran Tierra, Mr. Guidry was the President and Chief Executive Officer of Caracal Energy Inc., a London Stock Exchange listed oil and gas company with operations in Chad, Africa. He held that position from mid-2011 until the company was acquired by Glencore plc for $1.8 billion in mid-2014. In 2014, Mr. Guidry was awarded the Oil Council Executive of the Year award for his leadership role with Caracal. Prior to Caracal, Mr. Guidry was the President and Chief Executive Officer of Orion Oil and Gas (TSX listed), which operated in western Canada from mid-2009 until mid-2011 when it was merged. From May 2005 until December 2008, he was the President and Chief Executive Officer of Tanganyika Oil Company (TSX listed) which operated in Syria and Egypt. Prior to Tanganyika, Mr. Guidry was Chief Executive Officer of Calpine Natural Gas Trust. Mr. Guidry is an Alberta-registered Professional Engineer and a member of the Association of Professional Engineers and Geoscientists. He received a Bachelor of Science in Petroleum Engineering from Texas A&M University in 1980.

Qualifications: Mr. Guidry, as Chief Executive Officer, is responsible for the operations, financial management and implementation of the Company’s strategy. Mr. Guidry’s extensive experience in the oil and gas industry and international operations developed through his experience as a senior executive at several publicly traded companies brings valuable expertise and perspective to the Board.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Year	Common Shares	PSUs	Stock Options

2022	3,871,756	4,185,213	2,525,039

2021	3,802,692	3,807,591	2,334,239

Other Public Board Directorships	Committee Position(s)

Africa Oil Corp.	• Audit Committee • Compensation Committee (Chair) • Reserves Committee (Chair)

During the past five years, Mr. Guidry previously served as a Director of the following public companies: Shamaran Petroleum Corp. (until June 2018) and PetroTal Corp (1) (until August 2022).

(1)

PetroTal Corp. was formerly a related company. In November 2021 the Company sold its entire stake in PetroTal Corp.’s common shares. Mr. Guidry and Mr. Ellson were both nominated to the board of PetroTal Corp in 2017.

12	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PETER J. DEY Age: 82 Toronto, Ontario, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2022 Gran Tierra annual meeting: 82.4%

Mr. Dey has been the Chairman of Paradigm Capital Inc., an investment dealer, since November 2005. Mr. Dey was a Partner of the Toronto law firm Osler, Hoskin & Harcourt LLP, where he specialized in corporate board issues and mergers and acquisitions, from 2001 to 2005, and prior to that from 1985 to 1994 and from 1973 to 1983. From 1994 to 2001, Mr. Dey was Chairman of Morgan Stanley Canada Limited. From 1993 to 1995, Mr. Dey chaired The Toronto Stock Exchange Committee on Corporate Governance in Canada that released the December 1994 report entitled “Where Were the Directors?”, known as the Dey Report and is the co-author of the report released in 2021: “360 Degree Governance: Where are the Directors in a World of Crisis”. Mr. Dey has also served as Chairman of the Ontario Securities Commission and was Canada’s representative to the Organisation for Economic Co-operation and Development (“OECD”) Task Force that developed the OECD Principles of Corporate Governance released in May of 1999. Mr. Dey attended Queen’s University, where he earned his Bachelor of Science in 1963 and Dalhousie University, where he earned his Bachelor of Laws degree in 1966. He received his Master of Laws degree from Harvard University in 1967.

Qualifications: With more than 40 years of experience dealing with issues of corporate governance ranging from serving on public boards to private practice as a lawyer, Mr. Dey provides significant value to the board of directors of Gran Tierra.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Nominating and Corporate Governance Committee	Chair	3/3	100%

Compensation Committee	Member	2/2	100%

Health, Safety and Environment Committee	Member	4/4	100%

Year	Common Shares	DSUs	Stock Options

2022	20,000	1,082,684	271,684

2021	20,000	932,079	247,639

Other Public Board Directorships	Committee Position (s)

None

During the past five years, Mr. Dey previously served as a Director of the following public company: Guayana Goldfields Inc. (until June 2019).

Gran Tierra Energy 2023 Proxy Statement	13

PROPOSAL 1: ELECTION OF DIRECTORS

EVAN HAZELL Age: 64 Calgary, Alberta, Canada Director since June 2015 Independent Director Shareholder approval rating at the 2022 Gran Tierra annual meeting: 94.7%

Mr. Hazell has been an independent businessman since 2011. He has been involved in the global oil and gas industry for approximately 40 years, initially as a petroleum engineer and then as an investment banker. From 1998 to 2011, Mr. Hazell acted as a managing director at several financial institutions including HSBC Global Investment Bank and RBC Capital Markets. At present he serves as a director of Courser Energy Ltd (formerly Kaisen Energy Corp) and Pacific Opera Victoria. Mr. Hazell holds a Bachelor of Applied Science degree from Queen’s University, a Master of Engineering degree from the University of Calgary, and a Master of Business Administration degree from the University of Michigan, and is licensed as a Professional Engineer in Alberta.

Qualifications: Mr. Hazell brings to the Board extensive experience in the global energy industry as well as in the financial sector. Mr. Hazell also has significant experience at nonprofit organizations. His education in business and engineering provides significant value to Gran Tierra.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Health, Safety and Environment Committee	Chair	4/4	100%

Reserves Committee	Member	2/2	100%

Audit Committee	Member	4/4	100%

Year	Common Shares	DSUs	Stock Options

2022	55,000	909,043	226,505

2021	55,000	774,268	238,281

Other Public Board Directorships	Committee Position(s)

None

14	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

ALISON M. REDFORD QC Age: 58 Calgary, Alberta, Canada Director since September 2021 Independent Director Shareholder approval rating at the 2022 Gran Tierra annual meeting: 95.8%

Ms. Redford serves as an advisor to national governments and ministries in emerging economies on regulatory reform to promote transparency and investor confidence. She provides independent advice on the creation of regulatory regimes related to climate, social and governance sustainability most recently in Pakistan, Afghanistan, South Sudan and Guyana. Separately, Ms. Redford also serves as a strategic advisor to public companies operating in volatile political climates to assess risk and ensure regulatory compliance, particularly as it relates to Extractive Industries Transparency Initiatives and Community Benefits Agreements for affected Indigenous people. Previously, Ms. Redford served as Premier of Alberta from 2011 to 2014 and as Minister of Justice and Attorney General from 2008. She graduated from the College of Law at the University of Saskatchewan (1988) and also obtained a Master of Arts degree from the School of Oriental and African Studies at the University of London (2021). Ms. Redford was appointed Queens Counsel in 2008. Ms. Redford is a holder of the Institute of Corporate Directors Director designation.

Qualifications: Ms. Redford brings to the Board more than 25 years of experience from most recently serving as an advisor to national governments and ministries in emerging economies on regulatory reform to promote transparency and investor confidence. As well as serving as Premier of Alberta, Minister of Justice and Attorney General to private practice as a lawyer, Ms. Redford provides significant value to the board of directors of Gran Tierra.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Audit Committee	Member	4/4	100%

Nominating and Corporate Governance Committee	Member	3/3	100%

Health, Safety & Environment Committee	Member	4/4	100%

Year	Common Shares	DSUs	Stock Options

2022	0	146,457	116,512

2021	0	41,861	85,000

Other Public Board Directorships	Committee Position(s)

None

Gran Tierra Energy 2023 Proxy Statement	15

PROPOSAL 1: ELECTION OF DIRECTORS

RONALD W. ROYAL Age: 73 Abbotsford, British Columbia, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2022 Gran Tierra annual meeting: 95.8%

Mr. Royal has been an independent businessman since April 2007. Mr. Royal has more than 35 years of experience with Imperial Oil Ltd. and ExxonMobil’s international upstream affiliates. From 2011 to 2014, he served on the board of directors of Caracal Energy Inc., and prior to 2010, several other boards of private oil companies. Prior to retiring in 2007, Mr. Royal was President and Production Manager of Esso Exploration and Production Chad Inc. and resided in N’Djamena, Chad from 2002 to 2007. In 2003, he was awarded the title “Chevalier de l’Ordre National du Chad” for his contribution to the economic development of Chad. Mr. Royal received his Bachelor of Applied Science from the University of British Columbia in 1972 and completed the Executive Development Program at Cornell University in 1986. He has been a member of the Association of Professional Engineers and Geoscientists of Alberta since 1972.

Qualifications: Mr. Royal brings to the Board over 35 years of experience in senior executive roles in the oil and gas industry, having previously held a variety of management positions both domestically and internationally.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Audit Committee	Member	4/4	100%

Health, Safety & Environment Committee	Member	4/4	100%

Reserves Committee	Chair	2/2	100%

Year	Common Shares	DSUs	Stock Options

2022	254,667	1,115,891	271,684

2021	254,667	965,286	247,639

Other Public Board Directorships	Committee Position(s)

Valeura Energy Inc.	• Audit Committee • Reserves & Health, Safety and Environment Committee

16	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

SONDRA SCOTT Age: 56 Princeton, New Jersey Director since September 2017 Independent Director Shareholder approval rating at the 2022 Gran Tierra annual meeting: 93.4%

Ms. Scott is an independent businesswoman with more than 25 years of experience as an energy and risk analytics business leader. Ms. Scott is currently CEO of Information Clearinghouse LLC, a retail data and analytics information services company. She was formerly Chief Executive Officer for U.S. and Europe of ADEC Innovations, a leading ESG information and consulting firm where she led a team of professionals providing ESG, environmental and sustainability technical, software and strategy solutions. Prior to this, Ms. Scott was Chief Operating Officer of Verisk Financial where she was responsible for leading the company’s global operations team in support their range of portfolio, bankruptcy, fraud and spend solutions. Before joining Verisk Financial in 2020, Ms. Scott was President of Verisk Maplecroft, a leading risk analytics company. Prior to this, Ms. Scott filled a number of roles at Wood Mackenzie over a 13-year period. Her most recent position was head of Global Markets where she led a team focusing on macro energy economics and risk. Previously, Ms. Scott led Wood Mackenzie’s energy consultancy practice. Ms. Scott holds a Master of Science, Petroleum Engineering and Economics degree from a joint program with the University of Pennsylvania and the Institut Francais du Petrole (IFP) and received a Bachelor of Arts, Economics and Earth Sciences degree from Wesleyan University.

Qualifications: Ms. Scott brings to the Board more than 25 years of experience as an energy and risk analytics business leader. She has significant leadership experience having led multi-sized global research and consultancy teams. Ms. Scott has worked in the United States, the United Kingdom, and Latin America, globalizing businesses and building local practices.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Health, Safety & Environment Committee	Member	4/4	100%

Nominating and Corporate Governance Committee	Member	3/3	100%

Reserves Committee	Member	2/2	100%

Year	Common Shares	DSUs	Stock Options

2022	0	755,787	—

2021	0	755,787	85,000

Other Public Board Directorships	Committee Position(s)

None

Gran Tierra Energy 2023 Proxy Statement	17

PROPOSAL 1: ELECTION OF DIRECTORS

DAVID P. SMITH Age: 64 Parry Sound, Ontario, Canada Director since May 2015 Independent Director Shareholder approval rating at the 2021 Gran Tierra annual meeting: 95.7%

Mr. Smith is a corporate director with extensive experience in the investment banking, investment research and management industry. He has been the Chairman of the Board of Directors of Superior Plus Corp., a North American propane distributor, since August 2014.    From March 2004 to August 2015, Mr. Smith served as Chair of the Audit Committee of Superior Plus Corp. Previously, Mr. Smith was Managing Partner of Enterprise Capital Management Inc. from 1997 to 2011. Mr. Smith is a Chartered Financial Analyst and graduated with honors from the University of Western Ontario with a degree in Business Administration in 1981.

Qualifications: Mr. Smith brings to the Board significant financial expertise, having spent his professional career in investment banking, investment research and management. His experience as the Chairman at Superior Plus Corp. and his previous experience as a director and member of the audit committee of other public companies provide valuable perspective to Gran Tierra’s Board. Mr. Smith’s education and experience qualifies him as one of Gran Tierra’s Audit Committee financial experts.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Audit Committee	Chair	4/4	100%

Compensation Committee	Member	2/2	100%

Year	Common Shares	DSUs	Stock Options

2022	555,000	453,455	276,150

2021	555,000	427,967	252,105

Other Public Board Directorships	Committee Position(s)

Superior Plus Corp.	• Chairman • Governance and Nominating Committee • Compensation Committee

18	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

BROOKE WADE Age: 69 Vancouver, British Columbia, Canada Director since June 2015 Independent Director Shareholder approval rating at the 2022 Gran Tierra annual meeting: 93.6%

Mr. Wade is the President of Wade Capital Corporation, a private investment company active in private equity, oil and gas, real estate and industrial businesses, and energy storage technology. From 1994 until 2005, Mr. Wade was the co-founder and Chairman and Chief Executive Officer of Acetex Corporation, a publicly traded chemical company specializing in acetyls, specialty polymers, and films. In July 2005, Acetex was acquired by Blackstone. Prior to founding Acetex Corporation, Mr. Wade was founding President and Chief Executive Officer of Methanex Corporation. In 1991, Ocelot Industries spun out its oil and gas assets and began a plan of growth through acquisition into what is today Methanex Corporation—the world’s largest methanol producer. Prior to joining Ocelot, he was involved in a number of independent business ventures. Mr. Wade serves on the boards of several private companies including Belkin Enterprises Ltd.. He is also Executive Chairman of Atlas Power Technologies Inc. and is a member of the Advisory Board of Northbridge Capital Partners and is a participant of AEA Investors groups of funds. In addition, Mr. Wade is a member of the Dean’s Advisory Council of the Harvard Kennedy School. Mr. Wade earned a Bachelor of Commerce Degree from the University of Calgary in 1974 and received his Chartered Accountant designation in 1977. In 2012, Mr. Wade became a Fellow of the Institute of Chartered Accountants of British Columbia.

Qualifications: Mr. Wade’s extensive executive experience provides the Board with strong leadership and decision-making capabilities. His service on other public company boards provides Gran Tierra with public company senior executive and board member perspectives and judgment important to guiding our company.

Board and Committee Participation	Position	Meetings	Attendance

Board of Directors	Member	10/10	100%

Compensation Committee	Chair	2/2	100%

Nominating and Corporate Governance Committee	Member	3/3	100%

Reserves Committee	Member	2/2	100%

Year	Common Shares	DSUs	Stock Options

2022	2,133,600	1,115,891	271,684

2021	2,133,600	965,286	247,639

Other Public Board Directorships	Committee Position(s)

None

During the past five years, Mr. Wade previously served as a Director of PKM Canada Limited, formerly, Kinder Morgan Canada Limited (until November 2019).

Majority Voting Standard

Our Bylaws provide for a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Because this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that director nominee. For these purposes, abstentions and broker non-votes will not count as a vote “For” or “Against” a nominee’s election and will have no effect in determining whether a director nominee has received a majority of the votes cast. If an incumbent director is not elected by a majority of the votes cast, the incumbent director must promptly tender his or her or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s resignation or whether other action should be taken. The

Gran Tierra Energy 2023 Proxy Statement	19

PROPOSAL 1: ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee shall recommend, and the Board of Directors’ decision shall be, to accept the resignation absent exceptional circumstances. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days from the date of the meeting of stockholders and publicly disclose its decision If the Board of Directors determines not to accept a resignation, the public disclosure shall fully state the reasons for such decision. A director who tenders his or her or her resignation after failing to receive a majority of the votes cast will not participate in the Nominating and Corporate Governance Committee’s or the Board’s recommendation or decision or any deliberations related thereto.

Other Information Regarding Our Directors

Our above-listed directors have neither been convicted in any criminal proceeding during the past ten years nor been parties to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Skills Matrix

Below is a listing of each director’s key skills, together with a description of those key skills and experience desirable to support the strategic direction of Gran Tierra. Not every director is expected to be skilled in every area, however, we aim for the Board to have a balance of skills and experience. We believe the combination of the skills and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

Skills and Experience	Peter J. Dey	Gary S. Guidry (President & Chief Executive Officer)	Evan Hazell	Robert B. Hodgins (Chair)	Alison Redford	Ronald W. Royal	Sondra Scott	David P. Smith	Brooke Wade

Relevant Industry Skills

Energy Industry Executive Experience	✓	✓	✓	✓		✓	✓		✓

Health, Safety and Environment Issues	✓	✓	✓		✓	✓	✓	✓

Engineering / Geology / Geophysics		✓	✓			✓	✓

Hydrocarbon Transportation and Marketing		✓		✓	✓	✓	✓		✓

General Business Skills

Leadership	✓	✓	✓	✓	✓	✓	✓		✓

Board Experience	✓	✓	✓	✓		✓	✓	✓	✓

Finance / Capital Markets	✓	✓	✓	✓				✓	✓

Mergers and Acquisitions	✓	✓	✓	✓		✓	✓	✓	✓

Legal and Governance	✓	✓	✓	✓	✓		✓	✓	✓

Government and Public Affairs	✓	✓	✓	✓	✓	✓	✓

International Experience	✓	✓	✓	✓	✓	✓	✓		✓

Human Resources and Compensation	✓	✓		✓	✓		✓	✓	✓

Information Technology		✓		✓			✓

Risk Management	✓	✓		✓	✓	✓	✓	✓

Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓

Accounting /Audit	✓	✓	✓	✓		✓		✓	✓

Independence of the Board of Directors

The Company believes in the importance of directors’ independence and follows rules of the NYSE American. As required under the NYSE American listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board.

The Board conducts an annual review regarding the independence from the Company’s management of each of its members. After review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Gran Tierra, its senior management and its independent auditors, the Board has affirmatively determined that, other than Mr. Guidry, each of our directors and nominees for director (Peter J. Dey, Evan Hazell, Robert B. Hodgins, Alison Redford, Ronald W. Royal,

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Sondra Scott, David P. Smith and Brooke Wade), are independent directors within the meaning of the applicable NYSE American listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Gran Tierra. Mr. Guidry, Gran Tierra’s President and Chief Executive Officer, is not an independent director by virtue of his employment with Gran Tierra. The Board considered and confirmed that Mr. Hodgins’ position as Senior Advisor, Investment Banking at Canaccord Genuity Corp. did not impede his independence as a Director of the Company.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Messrs. Smith, Hazell, Hodgins and Royal and Ms. Redford, are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE American applicable to members of the Audit Committee (ii) Messrs. Wade, Dey, Hodgins and Smith, are independent under the standards set forth by the NYSE American applicable to members of the Compensation Committee and (iii) Ms. Redford, Ms. Scott and Messrs. Dey, Hodgins and Wade, are independent under the standards set forth by the NYSE American applicable to members of the Nominating and Corporate Governance Committee.

Stockholder Recommendations and Nominations to the Board

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth on page 23 in the section Considerations in Evaluating Director Nominees based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Gran Tierra Energy Inc., 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6, Attention: Director Nominations. This written recommendation must be delivered at least 120 days prior to the anniversary of the mailing of Gran Tierra’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Gran Tierra’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Code of Ethics

Gran Tierra has adopted a Code of Business Conduct and Ethics which is available in English and Spanish and applies to every employee, officer and director. Employees, officers and directors are expected to understand the Code and its application to the performance of his or her business responsibilities. The Code of Business Conduct and Ethics is available on the Company’s website at www.grantierra.com/governance. If Gran Tierra makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, Gran Tierra will promptly disclose the nature of the amendment or waiver on its website if required. The Board did not grant any waiver of the Code in favor of a director or executive officer in 2022.

Diversity

Gran Tierra believes in the importance of diversity at all levels throughout the Company. In addition to the traditional concepts of diversity (i.e., gender, culture and geographic region), we believe it is important for the Board to achieve a diversity of knowledge, experience and capabilities that support the Company’s strategic direction. Currently, Gran Tierra does not have a formal policy concerning the diversity of director nominees. However, when considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. As part of its annual self-evaluation, the Board assesses whether the directors, both individually and collectively, provide the integrity, experience, judgment, commitment, skills and expertise appropriate for the Company.

Gran Tierra recognizes the benefits of increasing the diversity of its board of directors. In February 2021, the Board updated its Corporate Governance Guidelines to state that as part of the search process for each new director, the Nominating and Corporate Governance Committee will actively seek out women and minority candidates to include in the pool from which Board nominees are chosen.

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THE BOARD’S ROLE AND RESPONSIBILITIES

Role of the Board of Directors

The Board is selected by the stockholders to provide oversight of and strategic guidance to senior management. The core responsibility of a Board member is to fulfill his or her or her fiduciary duties of care and loyalty and otherwise to exercise his or her business judgment in the best interests of the Company and its stockholders. The Board has responsibilities to review, approve and monitor fundamental financial and business strategies and major corporate actions, assess major risks facing the Company and consider ways to address those risks, select and oversee management and determine its composition and oversee the establishment and maintenance of processes and conditions to maintain the integrity of the Company. Directors must act with integrity and are expected to demonstrate a commitment to the company, its values and its business and to long-term stockholder value. The duties and responsibilities of the Board and significant issues of corporate governance are set out in the Company’s Corporate Governance Guidelines which are regularly reviewed by the Nominating and Corporate Governance Committee. The guidelines are available on the Company’s website at www.grantierra.com/governance.

Succession Planning

As part of its mandate and annual workplan, the Nominating and Corporate Governance Committee reviews the succession plan for each senior officer, including the President and Chief Executive Officer. The Nominating and Corporate Governance Committee is responsible for ensuring that there is an orderly succession plan for the position of the President and Chief Executive Officer and other members of senior management. To meet this obligation, the President and Chief Executive Officer meets with the Nominating and Corporate Governance Committee and reviews each position, the status of the incumbent, a review of our talent pool and the succession plan for each role.

Board Role in Risk Oversight

Full Board

The full Board is entrusted with the responsibility for overseeing the significant risks to which our business is exposed and ensuring there are processes in place to effectively identify, monitor and manage them. A significant risk is one that, if it were to occur, could materially impact our ability to meet or support our business objectives. The Board delegates responsibility for the execution of certain elements of risk oversight to the committees to ensure appropriate expertise, attention and diligence. The committees oversee the relevant risk areas and report to the Board regularly. Each committee operates according to a Board-approved written mandate outlining its duties and responsibilities. They also oversee the procedures and programs put in place by management to mitigate the risks and the allocation of adequate resources to address the risks. Management is responsible for ensuring that the Board and its committees are kept well informed of changing risks. The risk oversight responsibilities of the committees include the following:

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The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, compliance with legal and regulatory requirements, major financial and information technology risk exposures and the Company’s accounting and financing reporting processes.

The Compensation Committee is responsible for oversight of compensation-related risks, including reviewing management’s assessment of risks related to employee compensation programs.

The Health, Safety and Environment Committee assists in overseeing the development, monitoring and effective implementation of systems, programs and initiatives to promote the management of health, safety and security at Gran Tierra and to address environmental, safety and operational risks.

	The Nominating and Corporate Governance Committee assists in overseeing governance related risks, including regulatory, reputation and other risks.	The Reserves Committee assists in overseeing the risks related to the Company’s estimates of proved reserves of oil and natural gas.

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Communications with the Board of Directors

Stockholders are encouraged to communicate by voting on the items in the proxy statement, by attending the annual meeting, by participating in the Company’s quarterly investor calls and by contacting us by mail or email. Security holders and other interested parties wishing to communicate with the Board or an individual director may send a written communication addressed to the Secretary of the Company at 500 Centre Street S.E., Calgary, Alberta T2G 1A6, Canada, Attention: Secretary. Communications also may be sent by e-mail to the following address info@grantierra.com. Further information about Gran Tierra’s Security Holder Communication Process is available on Gran Tierra’s website at www.grantierra.com/governance.

BOARD STRUCTURE AND PROCESSES

Board Leadership Structure

The positions of Board Chair and the Chief Executive Officer of the Company are held by two individuals. We believe separation of the roles of Board Chair and Chief Executive Officer helps preserve our Board’s independence and objectivity and provides an appropriate division of labor between our Board Chair and Chief Executive Officer. The Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. Robert B. Hodgins currently serves as non-executive Board Chair and as a non-executive and independent director. The Board Chair presides over meetings of the Board, presides over meetings of stockholders, consults and advises the Board and its committees on the business and affairs of the Company, and performs additional duties as the Board may otherwise determine and delegate.

Board Effectiveness and Director Assessment

The Board performs an annual self-assessment, led by the Chair of the Nominations and Corporate Governance Committee, to evaluate its effectiveness in fulfilling its obligations. Directors complete a written questionnaire covering performance of the Board and its committees. The Chair of the Nominations and Corporate Governance Committee then interviews each director to obtain an assessment of the effectiveness of the Board and committees, as well as director performance and Board dynamics, summarizes these individual assessments for discussion with the Board and committees, and then leads a discussion with the Nominating and Corporate Governance Committee and the Board.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying and recruiting new candidates for nomination to the Board. The Nominating and Corporate Governance Committee considers recommendations for nominees for directorships submitted by stockholders. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. Please see “Stockholder Recommendations and Nominations to the Board” in this Proxy Statement for procedures to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board.

In developing recommendations for the Board, the Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Gran Tierra and the long-term interests of stockholders. Some of the qualifications that the Nominating and Corporate Governance Committee considers include:

Independence (as per applicable NYSE American listing standards and applicable SEC rules and regulations)	Relevant Industry Experience	Excellence in His or Her Field

Potential Conflicts of Interest and Other Commitments	Board Experience	Ethics	Diversity of Experience

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PROPOSAL 1: ELECTION OF DIRECTORS

In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Gran Tierra, to maintain a balance of knowledge, experience and capability. In February 2021, the Board updated its Corporate Governance Guidelines to state that as part of the search process for each new director, the Nominating and Corporate Governance Committee will actively seek out women and minority candidates to include in the pool from which Board nominees are chosen.

The Nominating and Corporate Governance Committee believes that candidates should have certain minimum qualifications including:

•	the highest personal and professional ethics and integrity

•	skills that are complementary to those of the existing Board

•	being over 21 years of age
•	financial literacy

•	sound business judgment

•	commitment to represent the long-term interests of Gran Tierra’s stockholders

To identify, recruit and evaluate qualified candidates for the Board, the Nominating and Corporate Governance Committee may use the services of professional search firms. In some cases, nominees have been individuals known to Board members or others through business or other relationships.

Director Tenure

Gran Tierra does not have a retirement policy or term limit for directors. We review our Board composition annually to ensure our board has the right skills to ensure the Company’s long-term success. None of the Company’s directors have served on the board for more than seven years.

Orientation and Education

The purpose of the Director Orientation and Education Program is to ensure there is an orientation program for new directors and an ongoing education program for existing directors. The program includes materials and resources that will inform and educate directors on the Company’s corporate governance framework, its business, operations and current issues and strategies. New directors attend an orientation session at which senior management review the Company’s business, strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. New directors are also provided with a copy of the Company’s director’s manual which includes the Board and Committee mandates, corporate governance guidelines and other company policies.

Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. Continuing education is provided through a number of methods, including an annual dedicated strategy session, periodic field trips, presentations from senior management, employees, and outside experts to the Board and its Committees on topics of interest and developing issues, as well as the ongoing distribution of relevant information. These presentations, meetings and discussions serve to increase the Board’s knowledge of the Company and its business, and assist the Board in the execution of its duties. During 2022, the Board attended a number of sessions relevant to our business and the regulatory environment presented by senior executives of the Company and our legal counsel.

All of our directors are members of the Institute of Corporate Directors (ICD) and the National Association of Corporate Directors (NACD), which provide continuing education for directors through publications, seminars and conferences. During 2022, a number of our directors attended seminars provided through ICD and NACD.

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Director Meetings and Attendance

Directors are expected to attend, in person or by telephone, all meetings of the Board and all meetings of each committee of which they are a member. During 2022, the Board held ten meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, the Health, Safety and Environment Committee held four meetings, the Nominating and Corporate Governance Committee held three meetings and the Reserves Committee held two meetings. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). Directors are also expected to attend the Company’s annual meeting of stockholders and all of the Company’s directors attended the 2022 annual meeting which was held by webcast.

Name	Meetings Attended / Meetings Held (2)						Overall Attendance
	Board	Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee	Reserves Committee

Peter J. Dey	10/10	—	2/2	4/4	3/3	—	100%

Gary S. Guidry (1)	10/10	—	—	—	—	—	100%

Evan Hazell	10/10	4/4	—	4/4	—	2/2	100%

Robert B. Hodgins	10/10	4/4	2/2	—	3/3	—	100%

Alison Redford	10/10	4/4	—	4/4	3/3	—	100%

Ronald W. Royal	10/10	4/4	—	4/4	—	2/2	100%

Sondra Scott	10/10	—	—	4/4	3/3	2/2	100%

David P. Smith	10/10	4/4	2/2	—	—	—	100%

Brooke Wade	10/10	—	2/2	—	3/3	2/2	100%

1.

Mr. Guidry is not a member of any committee of the Board as he is not considered to be an independent director. Mr. Guidry participates in various committee meetings; however, each committee holds executive sessions without Mr. Guidry present.

2.	Directors who are not members of the committee attended certain meetings by invitation.

Executive Sessions

As part of each regularly scheduled Board meeting, the independent directors meet without our management team. The Board Chair leads such discussions.

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INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: an Audit Committee, a Compensation Committee, a Health, Safety and Environment Committee, a Nominating and Corporate Governance Committee, and a Reserves Committee. The composition and responsibilities are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

The committees regularly report their activities and actions to the full Board, generally at the next Board meeting following the committee meeting. Each of the committees operates under a charter approved by the Board. Current copies of the charters of the committees are available on the Company’s website at www.grantierra.com/governance.

Audit Committee

David P. Smith (Chair) Evan Hazell Robert B. Hodgins Alison Redford Ronald W. Royal

The Audit Committee oversees the accounting and financial reporting process and the audit of the Company’s financial statements, and assists the Board in monitoring the financial systems and Gran Tierra’s legal and regulatory compliance. The Audit Committee met four times in 2022 and at each meeting met with our independent auditors and the internal auditor, both privately and in the presence of management. The Audit Committee is responsible for, among other things:

•  Evaluation and retention of Auditors

•  Approval of audit engagements

•  Approval of non-audit services

•  Review of audited financial statements and management’s discussion and analysis

•  Review of quarterly financial statements

•  Review of earnings press releases

•  Review of accounting principles and policies

•  Establish procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and violations of applicable laws, rules and regulations

•  Review of guidelines and policies with respect to risk assessment and risk management

•  Review of the scope, adequacy and effectiveness of internal control over financial reporting

•  Review and oversee the internal audit function

•  Approval of the Company’s hedging policies

The Audit Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and the NYSE American. A copy of the Audit Committee Charter is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Audit Committee satisfies the requirements for audit committee independence and financial literacy under the rules and regulations of the NYSE American and the SEC. The Board has determined that Messrs. Hodgins and Smith are financial experts as per Item 407(d)(5) of Regulation S-K established by the SEC. The Audit Committee held four meetings during the fiscal year ended December 31, 2022.

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Compensation Committee

Brooke Wade (Chair) Peter J. Dey Robert B. Hodgins David Smith

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee Gran Tierra’s compensation strategy, policies, plans and programs. The Compensation Committee’s responsibilities include, among other things:

•  Review and approve the components of compensation for the Chief Executive Officer and other executive officers

•  Review and approve the corporate goals and objectives relevant to the compensation for the Chief Executive Officer and other executive officers

•  Evaluate the performance of the Chief Executive Officer and other executive officers in light of established goals and objectives

•  Establish policies with respect to equity compensation arrangements

•  Review the risks arising from our compensation policies and practices

•  Review and approve the compensation and other terms of employment or service, including severance and change-in-control arrangements, of Gran Tierra’s Chief Executive Officer and the other executive officers

•  Oversee Gran Tierra’s equity compensation plans for employees and directors

•  Evaluate and make recommendations regarding director compensation

•  Select compensation consultants and other advisors

•  Review the Compensation Discussion and Analysis

The Compensation Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and the NYSE American. A copy of the Compensation Committee Charter is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Compensation Committee satisfies the requirements for compensation committee independence under the rules and regulations of the NYSE American and the SEC. The Compensation Committee held two meetings during the fiscal year ended December 31, 2022.

Health, Safety and Environment Committee

Evan Hazell (Chair) Peter Dey Alison Redford Ronald W. Royal Sondra Scott	The Health, Safety and Environment Committee acts on behalf of the Board and assists the Board in fulfilling its responsibilities in relation to environmental, health and safety matters, including monitoring and overseeing the Company’s policies and procedures for ensuring compliance by the Company with environmental regulatory requirements and ensuring that employees are provided with a safe environment in which to perform their duties. The Health, Safety and Environment Committee is responsible for, among other things:

The Board has determined that each of the members of the Health, Safety and Environment Committee satisfies the requirements for independence under the rules and regulations of the NYSE American. The Health, Safety and Environment Committee is scheduled to meet each quarter, and held four meetings during the fiscal year ended December 31, 2022.

•  Develop and approve the environmental, health and safety goals and objectives of the Company

•  Review and monitor the environmental policies and activities of the Company and review and monitor the Company’s compliance programs with respect to environmental laws and legislation and that the Company conforms with industry standards

•  Review and monitor the health and safety policies and activities of the Company

•  Review and discuss with management environmental, health and safety compliance issues and incidents of non-compliance and discuss with management the Company’s response with respect to those matters

•  Review significant external or internal audit or consultants’ reports relating to environmental, health or safety matters;

•  Review significant legislative and regulatory changes including policy proposals and modifications that could impact the Company

•  Review and report to the Board on the sufficiency of resources available for carrying out the actions and activities recommended

The Health, Safety and Environment Committee operates under a written charter that was adopted by the Board, a copy of which is available on Gran Tierra’s website at www.grantierra.com/governance.

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PROPOSAL 1: ELECTION OF DIRECTORS

Reserves Committee

Ronald W. Royal (Chair) Evan Hazell Sondra Scott Brooke Wade

The Reserves Committee acts on behalf of the Board and assists the Board in fulfilling its oversight responsibilities with respect to evaluating and reporting on the Company’s oil and gas reserves. The Reserves Committee is responsible for, among other things:

•  Approve the engagement of the independent reserves evaluators and their compensation and evaluate any such reserve evaluator’s performance

•  Review disclosure procedures with respect to the oil and gas activities of the Company

•  Review the Company’s procedures for providing information to the independent reserves evaluator

•  Meet with the independent reserves evaluators

•  Make recommendations to the Board regarding the approval of the Company’s year-end reserves evaluations

The Reserves Committee operates under a written charter that was adopted by the Board, a copy of which is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Reserves Committee satisfies the requirements for independence under the rules and regulations of the NYSE American. The Reserves Committee held two meetings during the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee

Peter J. Dey (Chair) Robert B. Hodgins Alison Redford Sondra Scott Brooke Wade

The Nominating and Corporate Governance Committee assists the Board in overseeing the Company’s corporate governance functions; identify, review and evaluate candidates to serve as directors of Gran Tierra, assessing the performance of the Board and management, and developing a set of corporate governance principles for Gran Tierra. The Nominating and Corporate Governance Committee is responsible for, among other things:

•  Identify and review director nominees

•  Consider recommendations for Board nominees and proposals submitted by the Company’s stockholders

•  Assess the performance of the Board

•  Recommend chair and membership of board committees

•  Review director independence

•  Review succession planning for the Board and key leadership roles on the Board and its committees

•  Review the Board’s leadership structure and recommend changes to the Board

•  Consider and review continuing education for directors

•  Review and assess our Corporate Governance Guidelines

•  Review succession planning for our Chief Executive Officer and other executive officers

•  Review insurance coverage for the directors and executive officers

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by the Board and satisfies the applicable standards of the SEC and the NYSE American. A copy of the Compensation Committee Charter is available on Gran Tierra’s website at www.grantierra.com/governance.

The Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the requirements for independence under the rules and regulations of the NYSE American. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2022.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of the Board or of the Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

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DIRECTOR COMPENSATION

The objective of Gran Tierra’s compensation program for non-executive directors is to attract and retain directors of a quality and nature that will enhance our long-term sustainable profitability and growth. Director compensation is intended to provide an appropriate level of remuneration considering the experience, responsibilities, time commitment and accountability of their roles. The Company intends for Director compensation to be competitive with our peer companies. Any director who is also an employee of the Company does not receive additional compensation for serving as a director.

Non-executive director compensation is reviewed annually by the Nominating and Corporate Governance Committee to ensure that it is reasonable in light of the time required from directors and aligns directors’ interests with those of our stockholders.

In order to align the interests of our directors and the stockholders they represent, the Company divides the compensation of non-executive directors into cash and equity components.

We further align the interests of our directors with our stockholders by requiring that Directors own a minimum number of shares or Deferred Stock Units (“DSUs” and each a “DSU”). Each non-executive director must hold shares or DSUs with a value equal to three times the annual cash retainer. The shareholdings of each non-executive director are valued using either the closing price of our shares on December 31 each year or the value at the time they were acquired, whichever is greater. Directors have five years to meet the share ownership requirement. As of December 31, 2022, all of the current Directors have met their share ownership.

Directors’ DSU Plan

The DSU plan allows directors to defer receipt of their fees and invest such deferred amounts in notional shares of Gran Tierra. Directors who have elected to be paid all or a portion of the annual retainer in DSUs receive their awards on a quarterly basis effective the first day of each quarter. The number of DSUs credited to each director is calculated by dividing the dollar value of the portion of the director’s retainer that he or she has elected to be paid in the form of DSUs by the fair market value of a common share of Gran Tierra on the day of determination. The DSUs vest immediately but are not paid out until the director ceases to be a director of Gran Tierra. The Board has discretion to settle the DSUs in common shares or in a cash amount equal to the market value of common shares at the time of settlement. DSUs are not shares and do not carry voting rights. DSUs received by directors in lieu of cash compensation and held by them represent an at-risk investment in Gran Tierra. The value of DSUs is based on the value of the common shares of Gran Tierra, and therefore is not guaranteed.

2022 Non-Executive Director Compensation

Annually, our Board of Directors reviews the competitiveness of our compensation program for non-executive directors. There were no changes to the Director compensation program in 2022.

The director compensation structure for non-executive directors as of January 1, 2022 is as follows:

	2022 Annual Cash Retainer and Travel Fees (1)	2022 Annual Equity Retainer (DSUs, RSUs, Stock Options) (1)

Board Chair	$68,015	$139,706

Board Member	$40,441	$95,956

Audit Committee Chair	$33,088

Other Committee Chairs	$22,059

Committee Members	$11,029

Travel Fee (over three hours) per meeting	$1,103
(1)

All compensation to non-employee directors is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table. The exchange rate at December 31, 2022 was one US dollar to Canadian $1.3600.

The cash retainer portion of the director’s fees can be taken in the form of cash, restricted stock units (“RSUs”), DSUs or any combination thereof, as elected by each non-employee director. The equity portion must be taken in the form of equity until the stock ownership guideline is achieved. A maximum of 25% of the equity retainer can be taken as stock options which vest immediately and expire after five years. DSUs vest immediately but are not paid out until the director ceases to be a director of Gran Tierra and RSUs vest and are paid out after three years. The number of DSUs, RSUs or stock options credited to each director is calculated by dividing the dollar value of the portion of the director’s retainer to be paid in the form of DSUs, RSUs or stock options by the fair market value of Gran Tierra’s stock on the day of determination. A travel fee is paid to each director for travel over three hours to a Board meeting.

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Compensation Table

The following table shows for the fiscal year ended December 31, 2022, the value of amounts paid or granted to all non-employee directors of Gran Tierra.

	Fees Earned or Paid in Cash ($) (1)	Equity Retainer		All Other Compensation ($) (4)	Total ($)
		Stock Awards (2)	Stock Options (3)

Peter J. Dey	84,559	71,967	23,989	5,515	186,030

Evan Hazell	84,559	95,956	-	1,103	181,618

Robert B. Hodgins	101,103	139,706	-	8,824	249,632

Alison Redford	73,529	47,978	47,978	3,309	172,794

Ronald W. Royal	84,559	71,967	23,989	4,412	184,926

Sondra Scott	169,485	-	-	5,515	175,000

David P. Smith	84,559	71,967	23,989	7,721	188,235

Brooke Wade	84,559	71,967	23,989	1,103	181,618

(1)

Amounts reported in this column represent cash and committee retainers. Cash fees that were deferred by an election of a director and received in the form of DSUs (Stock Awards) are reported in the table below. All compensation to non-employee directors is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table. For 2022 compensation amounts, the exchange rate at December 31, 2022 of one U.S. dollar to Canadian $1.3600 is used.

	Cash Fees - Cash Retainer

	Cash ($)	Stock Awards (#DSUs)

Peter J. Dey	0	84,559

Evan Hazell	40,441	44,118

Robert B. Hodgins	101,103	0

Alison Redford	51,287	22,242

Ronald W. Royal	0	84,559

Sondra Scott	169,485	0

David P. Smith	40,441	44,118

Brooke Wade	0	84,559

(2)

Amounts in the Stock Awards column reflect the aggregate grant date fair value of DSUs computed in accordance with GAAP. The Company currently intends to settle the DSUs outstanding as of December 31, 2022 in cash, and, therefore, DSUs are accounted for as liability instruments. The amounts in this column include DSUs which were issued as a result of an election by the directors to be paid a portion of their retainer in the form of DSUs. The value ultimately realized by each director may or may not be equal to this determined value. As of December 31, 2022, each of the non-employee directors had aggregate outstanding DSUs as follows, all of which were fully vested: Mr. Dey – 1,082,684; Mr. Hazell – 909,043; Mr. Hodgins – 982,651; Ms. Redford – 146,457; Mr. Royal – 1,115,891; Ms. Scott – 755,787; Mr. Smith – 453,455; and Mr. Wade – 1,115,891. None of the directors hold RSUs.

(3)

Amounts in the Options Awards column reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions made in the valuation of stock options granted are discussed in Note 9 to Gran Tierra’s 2022 Consolidated Financial Statements, which can be found in Item 8 of the Form 10-K filed with the SEC on February 22, 2023.

(4)	Amounts reported in this column represent fees paid for travel to or from a meeting of the Board in excess of three hours per meeting.

30	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director Share Ownership Requirements

Gran Tierra maintains a policy requiring directors to acquire common shares and/or DSUs equivalent in value to three times their annual cash retainer within five years from the date of first election to the Board. The following table sets out the non-executive director share ownership requirements for 2022.

Ownership Requirement 2022

Board Chair	3x annual Board cash retainer fees in Common Shares and DSUs 3 X $68,015 = $204,045

Non-Executive Directors	3x annual Board cash retainer fees in Common Shares and DSUs 3 x $40,441 = $95,956

All of the Directors have met their share ownership requirements as of December 31, 2022.

Prohibition on Hedging and Pledging

We maintain a policy for securities transactions applicable to all employees including officers, directors, and other members of management of the Company which prohibits engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. The policy also prohibits margining or pledging Company securities. In addition, our Insider Trading Policy, among other things, prohibits our officers, directors and employees from trading during quarterly and special blackout periods.

Directors’ and Officers’ Insurance

We maintain an insurance policy for directors’ and officers’ liability which provides coverage for costs incurred to defend and settle claims against directors or officers up to an annual limit of $50 million. The cost of coverage for 2022-2023 is approximately $808,000. Directors and officers do not pay any portion of the premiums. No claims were made or became payable in 2022.

Gran Tierra Energy 2023 Proxy Statement	31

Audit-Related Matters

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board believes that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting.

Neither Gran Tierra’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as Gran Tierra’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Gran Tierra and its stockholders.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders raised at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Audit Committee Report

The Audit Committee is a committee of the Board comprised solely of independent directors as required by the listing standards of the NYSE American and rules of the SEC. In accordance with the written Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022, with management of Gran Tierra and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the audit of those statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Gran Tierra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors,

David P. Smith, Chair

Evan Hazell

Robert B. Hodgins

Alison Redford

Ronald W. Royal

32	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Principal Accountant Fees and Services

The Audit Committee is responsible for the audit fee negotiations associated with the retention of our independent registered public accounting firm. For the fiscal years ended December 31, 2022, and December 31, 2021, KPMG LLP served as our independent registered public accounting firm. The aggregate fees paid by the Company to KPMG LLP for professional services rendered in Gran Tierra’s last two fiscal years are as follows. In determining the independence of KPMG LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining KPMG LLP’s independence.

	Year Ended December 31,

(Thousands of U.S. Dollars)	2022	2021

Audit Fees	$933	$819

Tax Fees (1)	231	350

All Other Fees	251	0

Total Fees	$1,415	$1,169

(1)	Included in Tax Fees are $83k fees related to tax compliance for 2022 (2021 - $92k)

Audit Fees

Audit Fees are primarily for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, the reviews of the Company’s financial statements included in the Forms 10-Qs, statutory audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.

Tax Fees

Tax fees were for tax compliance, tax advice and tax planning.

All Other Fees

All other fees related to products and services provided by KPMG LLP other than those described as “Audit fees”, “Audit-related fees” and “Tax fees”.

All services described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee is responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of independent auditors that is intended to maintain the independence from Gran Tierra of the independent auditors. In adopting this policy, our Audit Committee considered the various services that independent auditors have historically performed or may be needed to perform in the future for Gran Tierra. Under this policy:

•

the Audit Committee approves the performance by the independent auditors of audit or permitted non-audit services, subject to restrictions in certain cases, based on the Audit Committee’s determination that such services would not be likely to impair the independence of the independent auditors from Gran Tierra;

•	Gran Tierra’s management must obtain the specific prior approval of our Audit Committee for each engagement of the independent auditors to perform any audit or permitted non-audit services; and

•

the performance by the independent auditors of certain types of services (bookkeeping or other services related to the accounting records or financial statements of Gran Tierra; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible) is prohibited due to the likelihood that their independence would be impaired.

In its review of all non-audit service fees, our Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors. Relevant considerations include, but are not limited to, whether the services are prohibited pursuant to SEC rules, whether the auditors are best positioned to provide the services, and the percentage of total services the non-audit services will comprise.

Gran Tierra Energy 2023 Proxy Statement	33

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Any approval required under this policy must be given by our Audit Committee or by the chairperson of the Audit Committee in office at the time, provided that any pre-approval decisions made by the chairperson must be reported to the Audit Committee at its next scheduled meeting. Gran Tierra’s Audit Committee will not delegate its responsibilities to approve services performed by the independent auditors to any member of management. All services rendered by KPMG LLP in 2022 were subject to our pre-approval policy.

34	Gran Tierra Energy 2023 Proxy Statement

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, Gran Tierra’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Gran Tierra’s named executive officers for the last completed fiscal year and the philosophy, policies and practices described in this proxy statement.

The compensation of Gran Tierra’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables that follow, and the narrative disclosure related to such compensation tables contained in this proxy statement. As discussed in those disclosures, Gran Tierra believes that its compensation policies and decisions are consistent with current market practices and are focused on pay-for-performance principles that strongly align the interests of our named executive officers with those of our stockholders. Compensation of Gran Tierra’s named executive officers is designed to enable Gran Tierra to attract and retain talented and experienced executives to lead Gran Tierra successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of Gran Tierra’s named executive officers as described in this proxy statement in pages 39 to 49 by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Gran Tierra’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion related to such compensation tables in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Gran Tierra. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. The next non-binding advisory vote on the compensation of named executive officers is expected to occur in 2024.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Gran Tierra common stock as of March 7, 2023 (unless otherwise indicated) by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

Name of Person or Identity of Group	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Entities affiliated with GMT Capital Corp. (2)	22,530,309	6.5%

(1)	Based on 344,613,741 shares of common stock outstanding.

(2)

As of December 31, 2022, based upon information contained in a Schedule 13G/A filed with the SEC on February 3, 2023. GMT Capital Corp. has shared voting and dispositive authority with respect to 22,530,309 shares. The address of GMT Capital Corp. is 2300 Windy Ridge Parkway, Suite 550, South Atlanta, GA 30339.

Gran Tierra Energy 2023 Proxy Statement	35

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

DELINQUENT SECTION 16(a) REPORTS

The Company’s directors and executive officers and the beneficial owners of more than ten percent of the Company’s common shares are required to file under the Exchange Act reports of ownership and changes of ownership with the SEC. Based solely on information provided to the Company by individual directors and executive officers, the Company believes that, during fiscal year ended December 31, 2022, all filing requirements applicable to directors and executive officers have been complied with in a timely manner, except that Gary Guidry, Ryan Ellson, Rodger Trimble and Jim Evans each filed a Form 4 late with respect solely to shares acquired through the Company’s employee stock purchase plan.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of Gran Tierra common stock as of March 7, 2023 by (i) each named executive officer of Gran Tierra named on pages 37 and 38, (ii) each current director of Gran Tierra (including director nominees) and (iii) all of Gran Tierra’s executive officers and directors as a group as of March 7, 2023. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Person	Common Stock	Shares Which May Be Acquired Within 60 Days (1)	Total Shares Beneficially Owned (2)	Percent of Outstanding Common Stock (3)

Peter J. Dey	20,000	1,400,339	1,420,339	*

Ryan Ellson (4) (5)	681,487	1,265,825	1,947,312	*

Jim Evans (4) (6)	417,688	738,765	1,156,453	*

Gary S. Guidry (4)	4,042,135	1,852,427	5,894,562	1.7%

Evan Hazell	55,000	1,168,283	1,223,283	*

Robert B. Hodgins	20,000	1,030,143	1,050,143	*

Alison Redford	—	298,911	298,911	*

Ronald W. Royal	254,667	1,428,571	1,683,238	*

Sondra Scott	—	755,787	755,787	*

David P. Smith (7)	555,000	735,861	1,290,861	*

Rodger Trimble	314,716	529,264	843,980	*

Brooke Wade (8)	2,133,600	1,430,571	3,564,171	1%

Lawrence West	350,000	738,765	1,088,765	*

Directors and executive officers as a group (total of 13 persons)			22,217,805	6.45%

*	Less than 1%.

(1)	Includes shares which may be acquired as of or within 60 days after March 7, 2023, upon the exercise of stock options and stock awards held by executive officers and directors.

(2)

Represents the total shares listed under the columns “Common Stock” and “Shares Which May Be Acquired Within 60 Days.” Under SEC rules, beneficial ownership as of any date includes any shares as to which a person, directly or indirectly, has or shares, voting power or dispositive power and also any shares as to which a person has the right to acquire such voting or dispositive power as of or within 60 days after such date through the exercise of any stock option or other right.

(3)	Based on 344,613,741 shares of common stock issued and outstanding as of March 7, 2023.

(4)	Includes the shares held by the Executive in the Company’s Employee Share Purchase Plan.

(5)	The number of common stock includes 30,000 shares owned by Mr. Ellson’s spouse.

(6)	The number of common stock includes 61,000 shares owned by Mr. Evans’ spouse.

(7)	The number of common stock includes 222,500 shares owned by Mr. Smith’s spouse.

(8)	The number of common stock includes 1,706,000 shares owned by Wade Capital Corporation, a corporation owned by Mr. Wade.

36	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS

Our executive officers as of March 7, 2023, are as follows:

Name	Age	Title

Gary S. Guidry	67	President and Chief Executive Officer

Ryan Ellson	47	Executive Vice President and Chief Financial Officer

James (“Jim”) Evans	57	Vice President, Corporate Services

Rodger Trimble	61	Vice President, Investor Relations

Lawrence West	66	Vice President, Exploration

Gary S. Guidry. For the biography of Mr. Guidry, see “Proposal 1, Election of Directors.”

Ryan Ellson has been our Executive Vice President and Chief Financial Officer since May 2015. Mr. Ellson has over 23 years of experience in a broad range of international corporate finance and accounting roles. Mr. Ellson was a Director of PetroTal Corp. (since December 2017). From July 2014 until December 2014 Mr. Ellson was Head of Finance for Glencore E&P (Canada) Inc. and prior thereto Vice President, Finance at Caracal Energy Inc., a London Stock Exchange (“LSE”) listed company with operations in Chad, Africa from August 2011 until July 2014. Glencore E&P (Canada) purchased Caracal in July 2014. Prior to Caracal, Mr. Ellson was Vice President of Finance at Sea Dragon Energy from April 2010 until August 2011. In these positions, over his career, Mr. Ellson has been involved in raising over $2 billion in debt and equity, and over $3 billion in mergers and acquisitions. Mr. Ellson oversaw financial and accounting functions, implemented and oversaw internal financial controls, secured reserve based lending facility’s and was involved in multiple capital raises. Mr. Ellson has held management and executive positions with companies operating in Chad, Egypt, India and Canada. Mr. Ellson is a Chartered Professional Accountant and holds a Bachelor of Commerce and a Master of Professional Accounting from the University of Saskatchewan. Mr. Ellson has completed the Leadership for Senior Executives program at Harvard Business School and the General Management Program at the Wharton School of the University of Pennsylvania.

James Evans has been our Vice President, Corporate Services since May 2015. Mr. Evans has over 28 years of finance and corporate experience including working the last 13 years in the international oil and gas industry. Most recently, Mr. Evans was the Head of Compliance & Corporate Services for Glencore E&P (Canada), an oil and gas company, from July 2014 to December 2014, and prior thereto Vice President of Compliance & Corporate Services at Caracal Energy, an international oil and gas company, from July 2011 to June 2014, in each case where he oversaw the execution of corporate strategy and goals, developed and implemented a robust corporate compliance program, and managed all aspects of information technology, document control, security and administration. Mr. Evans also managed the recruitment, training and retention of staff in both Calgary and Chad. He oversaw the growth of Caracal Energy from seven employees to more than 400 employees as Caracal Energy exceeded 20,000 barrels of oil per day at the time of sale to Glencore. Prior to Caracal, Mr. Evans held senior management and executive positions at Orion Oil and Gas and Tanganyika Oil, with operating experience in Egypt, Syria and Canada. Mr. Evans holds a Bachelor of Commerce degree from the University of Calgary.

Rodger Trimble has been our Vice President, Investor Relations since June 2016. Mr. Trimble is a Professional Engineer with over 28 years of experience in domestic and international basins in various management positions. Prior to joining Gran Tierra, Mr. Trimble was Head of Corporate Planning, Budgeting & Finance with Glencore E&P (Canada) Inc., an oil and gas company. In January 2013, Mr. Trimble became Director Corporate Planning, Budget & Business Development with Caracal Energy Inc., an international oil and gas company, which was acquired by Glencore E&P (Canada) in July 2014. He has held several senior management positions ranging from Country Manager in Argentina with Canadian Hunter Exploration, Vice President, Exploitation with Esprit Energy Trust, Manager, Reservoir Engineering with Apache Canada Inc. and Manager, Upstream Evaluations—Frontiers & International with Husky Energy. Mr. Trimble is an Alberta-registered Professional Engineer and a member of APEGA. He received a Bachelor of Science in Petroleum Engineering (with Distinction) from Stanford University.

Lawrence West has been our Vice President, Exploration since May 2015. Mr. West has over 35 years of experience as an executive, explorationist, and geologist. Most recently, Mr. West was Vice President, Exploration at Caracal Energy, an international oil and gas company, from July 2011 to June 2014. Mr. West built a multi-disciplinary team to assess resources and grow reserves in the interior rift basins within Chad and led a successful exploration program. During his tenure he successfully executed two large 2D/3D seismic shoots in remote frontier basins, on time and on budget. Prior to Caracal he has been involved in starting and growing several public and private companies, including Reserve Royalty Corp., Chariot Energy, Auriga Energy and Orion Oil and Gas. Lawrence worked at Alberta Energy Company (“AEC”), where he was on the team that merged with Conwest. He built and led the

Gran Tierra Energy 2023 Proxy Statement	37

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

AEC East team to the Rocky Mountain USA basins. His career began with Imperial Oil working on prospect and reservoir characterization, in multi-disciplinary teams, and as a technical mentor to exploration teams. Mr. West has an Honours Bachelor of Science in Geology from McMaster University and an MBA, specializing in economics, from the University of Calgary.

38	Gran Tierra Energy 2023 Proxy Statement

Compensation Discussion And Analysis

The following discussion provides details regarding our executive compensation program and 2022 compensation arrangements for each of our Named Executive Officers (“NEOs”) who, in 2022 were:

Gary S. Guidry

President and Chief Executive Officer

Ryan Ellson

Executive Vice President and Chief Financial Officer

Jim Evans

Vice President, Corporate Services

Rodger Trimble

Vice President, Investor Relations

Lawrence West

Vice President, Exploration

Philosophy and Objectives of our Executive Compensation Program

Our compensation philosophy is to provide an attractive, flexible, and market-based total compensation program that is tied to performance and aligns the interests of our NEOs with those of our stockholders. The Company’s objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our stockholders as well as economic growth and respect for the communities in which we have a strong presence. Our compensation philosophy also serves as a means of communicating our goals and standards of conduct and performance, and for motivating and rewarding our NEOs in relation to their achievements. Our compensation philosophy includes the principles described below:

•

Hire and retain top caliber and highly capable executives: Executive officers should have a total compensation package that is market competitive and permits us to hire and retain high-caliber individuals at all levels.

•

Pay for performance: A significant portion of the annual compensation opportunity for our executive officers should be directly tied to the achievement of key operational and financial measures aligned with our strategy, relative TSR and our share price performance. Directly linking pay with our performance is essential to delivering long-term value to our stockholders.

•	Create Stockholder Alignment: A significant portion of compensation should be variable (at risk) and equity-based. Executives are also required to meet significant share-ownership guidelines.

Gran Tierra Energy 2023 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Responsibilities for Executive Compensation

Compensation decisions for our executive officers are made by the Compensation Committee, with input from our independent compensation consultants as well as from our Chief Executive Officer. The specific roles are summarized below:

Compensation Committee

•   Oversees compensation policies, plans and programs, reviews and determines the compensation to be paid to our executive officers and directors annually.

•   Oversees our annual and long-term incentive plans and programs and periodically assesses our non-employee director compensation program.

•   Approves the goals of our Chief Executive Officer, evaluates our Chief Executive Officer’s performance in light of those goals and objectives and recommends to the Board the approval of the Chief Executive Officer’s annual compensation.

•   Together with our Chief Executive Officer, reviews and approves the corporate performance goals and objectives of our other NEOs and recommends to the Board the approval of the annual compensation package for the other NEOs.

•   Holds executive sessions with no management present.

Board	• Reviews Chief Executive Officer’s performance. • Approves Chief Executive Officer and NEO compensation.

Independent Compensation Consultants

•   Provides the Compensation Committee with independent advice concerning the types and levels of compensation to be paid to our Chief Executive Officer and the other NEOs.

•   Provides market compensation data (e.g., industry compensation surveys and benchmarking data) on base salary, annual incentives and long-term incentives and industry trends.

Chief Executive Officer	• Reviews performance of other NEOs with the Compensation Committee. • Makes recommendations on base salary, annual bonus and long-term incentives awards for the other NEOs.

The Board and the Compensation Committee hold regular executive sessions at the end of each meeting with no representatives of the management team present. Our Chief Executive Officer does not attend any portion of the Compensation Committee or Board meeting at which his compensation is deliberated or approved. Except as described in the table above, our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Under the charter, the Compensation Committee has the authority to obtain, at the expense of Gran Tierra, advice and assistance from compensation consultants, internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee and may amend the engagement with or terminate any such advisor as it deems necessary or appropriate.

The Compensation Committee and the Board make their compensation decisions for the upcoming year, and review performance for the prior year, generally in the first quarter of the year. For example, annual bonuses in respect of 2022 performance were recommended by the Compensation Committee and approved by the Board in January of 2023.

Assessment of Company Performance

The Compensation Committee uses Company performance measures to establish total compensation ranges relative to our performance and the performance of our comparator groups as outlined on the following page. In addition, the Compensation Committee establishes specific performance measures that determine payouts under cash and equity-based incentive programs.

40	Gran Tierra Energy 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Independent Compensation Consultant

When making determinations regarding executive compensation, the Compensation Committee considers advice from external advisors and third-party compensation surveys as well as the advice of Compensation Committee members and other members of the Board based on their knowledge and experience to set competitive, results driven levels of salary and other compensation.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of independent compensation consultants or other external advisors and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. The retention of independent compensation consultants and scope of services provided by them are assessed on an annual basis.

The Compensation Committee may select a compensation consultant only after taking into consideration all factors relevant to that person’s independence from management. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any independent compensation consultants or other external advisors retained by the Compensation Committee.

Risk Considerations

The Compensation Committee and the Board periodically review the risks associated with our compensation policies and practices. These assessments include an examination of the changes in our risk profile over the past year for our compensation policies and practices. Based on this assessment, the Compensation Committee and the Board each determined that these risks were not reasonably likely to have a material adverse effect on us. Among other things, the Compensation Committee and the Board took into consideration the fact that:

•	the current significant weighting towards long-term incentive compensation, the value of which depends on the value of our shares, discourages short-term risk taking;

•	our annual incentive compensation program includes several different metrics, preventing NEOs from focusing on one metric at the exclusion of other important performance goals;

•

our compensation program is appropriately balanced such that if annual bonus targets are not achieved, base pay and long-term incentive compensation will still provide the executives with a reasonable amount of compensation;

•	stock options and PSUs for executives vest over three years, which discourages short-term risk taking;

•

our current clawback policy permits us to recover executive compensation in the case of fraud or intentional misconduct requiring a material restatement of financial results, and we intend to amend this clawback policy or adopt a new clawback policy consistent with the requirements of Exchange Act Rule 10D-1 prior to the effectiveness of final NYSE listing standards implementing such rule;

•	stock ownership guidelines encourage a long-term perspective by our executives; and

•	incentive awards are decided by the Compensation Committee and recommended to the Board for approval.

Compensation Peer Group – 2022

The following is our peer group for executive compensation purposes. The companies in the executive compensation peer group were selected with the assistance of our independent compensation consultants and consists of companies that are of similar size as Gran Tierra, are in the same line of business, and are listed on a major exchange in Canada or the United States. We included companies with and enterprise value of at least $0.7 billion and Working Interest production before royalties of 20,000+ BOEPD.

Athabasca Oil Corporation	Baytex Energy Corp.

Bonavista Energy Corporation	Frontera Energy Corporation

Denbury Resources Inc.	Kosmos Energy Ltd.

Civitas Resources Inc. (Formerly Extraction Oil & Gas, Inc.)	Matador Resources Company

Geopark Limited	Parex Resources Inc.

Laredo Petroleum, Inc.	Whitecap Resources Inc.

Paramount Resources Ltd.

VAALCO Energy Inc. (Formerly TransGlobe Energy Corp.)

The Company has a separate peer group for evaluating performance which is further explained on page 45.

Gran Tierra Energy 2023 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Compensation Program

Our executive compensation program includes a mix of fixed and variable pay with performance periods ranging from one to five years. The primary elements are summarized in the table below:

Compensation	Fixed/Variable	Cash/Equity	Time Period	Goal

Base Salary	Fixed	Cash	1 year	Provide fixed level of income

Short-term Incentive	Variable	Annual cash bonus	1 year	Reward contribution to annual corporate and individual performance

Long-term Incentive	Variable	PSUs Stock options	3 years 5 years	Reward medium and long-term performance and align interests of management and stockholders

Base Salary

We pay base salaries in order to attract and retain talented executives and to provide our NEOs with a fixed base of cash compensation. The salaries typically reflect each NEO’s experience, skills, knowledge and responsibilities. Competitive market conditions also have an impact on setting salary levels. The salaries of our NEOs are reviewed on an annual basis by our Chief Executive Officer (other than with respect to his own salary, which is reviewed and determined by the Compensation Committee). There were no changes to our NEOs’ salaries from 2021 to 2022.

Name	2022 Base Salary (1) ($)	2021 Base Salary (1) ($)	% Change 2021-2022

Gary S. Guidry	$441,176	$441,176	0%

Ryan Ellson	$312,500	$312,500	0%

Jim Evans	$275,735	$275,735	0%

Rodger Trimble	$220,588	$220,588	0%

Lawrence West	$275,735	$275,735	0%

(1)	For ease of comparison, amounts reported in this column are converted from Canadian dollars to U.S. dollars at the exchange rate of 1.3600 at December 31, 2022.

Short Term Incentives – Cash Bonus

One of our key compensation objectives is for a significant portion of each NEO’s compensation to be tied to Company performance. Our annual cash bonus plan provides opportunities for our executives, including the NEOs, to earn annual cash bonuses tied to the successful achievement of key operational, financial and market objectives that drive our business and stockholder value.

In January 2023, the Compensation Committee approved the annual bonus target for each of our NEOs which were calculated as a percentage of their respective base salaries.

The value of the bonus is calculated as below:

Bonus Payment Amount	=	Salary	x	Bonus Target %	x	(	Individual Weighting x Individual Rating	+	Corporate Weighting x Corporate Rating	)

42	Gran Tierra Energy 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following bonus structure was approved by the Compensation Committee for the following executives in connection with 2022 performance, which bonus structure was unchanged from the previous year:

Name	Target Payout as a % of Base Salary	Corporate Performance Weighting	Individual Performance Weighting

Gary S. Guidry	100%	100%	—%

Ryan Ellson	80%	80%	20%

Jim Evans	50%	60%	40%

Rodger Trimble	50%	60%	40%

Lawrence West	50%	60%	40%

Assessment of Individual Performance

Individual performance has a significant impact on the annual cash bonus for NEOs other than the Chief Executive Officer and is weighted between 20% and 40% of the award with the remaining amount being driven by our performance relative to our corporate performance measures. The individual performance rating for each NEO, other than the Chief Executive Officer, is determined through a formal performance evaluation conducted with the Chief Executive Officer. The performance evaluation measures how each NEO performs against criteria directly related to their position.

2022 Corporate Performance Goals and Scores

Results between the Company’s Corporate Target can be interpolated on a linear basis. The lower number results in a multiplier of 0, middle results in a multiplier of 1 and the upper threshold is a multiplier of 2.

Target	Unit	Corporate Target	Weighting	Score

Operational

WI Production	kboepd	30.5 – 31.5 – 32.5	10%	3%

1P FD&A Costs (1)	$/boe	18 – 15 – 12	10%	0%

1P Reserve Replacement Ratio (2)%		85 – 100 – 115	10%	20%

Financial

G&A (gross, excluding bonus)	$MM	56 – 48 – 40	10%	9%

Lifting Costs /boe (3)	$/boe	12 – 10 – 8	10%	3%

Total Workover Costs	$MM	51 – 43 – 35	10%	0%

RBL repayment	$MM	Pay off in first 6 months	15%	30%

Market

Generate Free Cash Flow (4)	$MM	40 – 45 – 50	10%	20%

Strategic

Exploration success – recognized reserves by Reserve Auditor	#	0 – 1 – 2	15%	30%

(1)

Finding, development and acquisition costs (“FD&A”) costs are calculated as estimated exploration and development capital expenditures in Colombia, divided by the applicable reserves additions both before and after changes in future development costs (“FDC”).

(2)	1P reserves have been calculated in compliance with NI 51-101 and COGEH and are based on the GTE McDaniel Reserves Report. See “Disclosure of Oil and Gas Information” for important information.

(3)	Lifting Costs include production and transportation expenses.

(4)	Free Cash Flow equals funds from operations less capital expenditures before exploration expense and before STIP payment.

Gran Tierra Energy 2023 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Actual Annual Cash Bonuses Earned for 2022

The following table shows the 2022 annual cash bonus awards earned by each NEO:

	2022 Base Salary ($)	Target Payout as a % of Base Salary	2022 Cash Bonus Awarded ($) (1)	2022 Cash Bonus (% of Base Salary)

Gary S. Guidry	441,176	100%	507,353	115%

Ryan Ellson	312,500	80%	305,147	98%

Jim Evans	275,735	50%	177,941	65%

Rodger Trimble	220,588	50%	120,588	55%

Lawrence West	275,735	50%	177,941	65%

(1)	2022 Cash Bonuses are payable on February 15, 2023

Long-Term Equity Incentive Program

Our equity compensation program has been designed to incorporate equity awards that vest based on the achievement of key operational goals established by the Board of Directors as described below. Approximately 80% of the value of equity awards granted in 2022 consisted of PSUs and 20% of the value of equity awards consisted of stock options, based on the fair value at grant date.

2022 PSUs Granted

As part of our long-term incentive plan, PSUs are designed to create a link between executive compensation and increased stockholder value by rewarding NEOs for achievement against key performance metrics over a three-year period. Our goal is to further incentivize our executives to achieve the operational goals established by the Board and to increase share and net asset value for our stockholders.

Each PSU entitles the holder to be issued the number of common shares designated in the performance award multiplied by a payout multiplier, with such common shares (or cash equal in value to such shares) to be issued on dates determined by the Compensation Committee, but no later than March 10 of the year following the year in which the last performance period applicable to the award ends. The payout multiplier is dependent on the performance of the Company relative to pre-defined corporate performance measures for the period. The number of PSUs that vest may range from zero to 200% of the target number granted based on the performance multiplier earned under the terms of the award agreement. Each recipient must also remain in the continuous service of Gran Tierra from the date of grant through the date of settlement in order for the award to vest. PSUs are granted annually.

The PSUs granted to our NEOs in 2022 may become fully vested at the end of the three-year performance period, based upon our performance with respect to four separate performance periods as follows:

Performance Period	Percentage of Target Award Subject to Performance Period

January 1, 2022—December 31, 2022	20%

January 1, 2023—December 31, 2023	20%

January 1, 2024—December 31, 2024	20%

January 1, 2022—December 31, 2024	40%

100%

The calculation of the performance multiplier is as follows:

•	50% weighting: Gran Tierra’s Total Shareholder Return (“TSR”) relative to that of peer companies;

•	25% weighting: Gran Tierra’s Financial Covenant Compliance and Free Cash Flow; and

•	25% weighting: execution of strategy (as determined by the Board).

Total Shareholder Return. The Compensation Committee believes that the comparison of Gran Tierra’s TSR over a specified period of time to the returns of peer companies over the same period is an objective external measure of the Company’s effectiveness in translating its results into stockholder returns. TSR is calculated by comparing Gran Tierra’s change in share price relative to the performance of a pre-selected peer group of companies with respect to the same measures. The framework included in the table below is used in determining our relative TSR. Results between the performance levels are interpolated on a linear basis.

44	Gran Tierra Energy 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance Level	Annualized TSR Above/Below Median of Peers	Payout Multiplier (% of the Tarcget Award)

Threshold	-15%	0

Target	At median	100

Maximum	20%	200

The Compensation Committee approved the following total shareholder return performance peer group (the “Performance Peer Group”) for the 2022 PSUs:

Baytex Energy Corp.	Parex Resources Inc.

Callon Petroleum Company	Tamarack Valley Energy Ltd.

Canacol Energy Ltd.	W&T Offshore Inc.

Crescent (Formerly Contango Oil & Gas Company)	Tullow Oil plc

Kosmos Energy Ltd.	Surge Energy Inc.

Matador Resources Company	Panoro Energy ASA

Frontera Energy Corporation (formerly Pacific Exploration & Production Corp.)	VAALCO Energy Inc. (Formerly TransGlobe Energy Corp.)

Obsidian Energy Ltd. (formerly Penn West Petroleum Ltd.)

If any of the peer companies undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going-private transaction, bankruptcy, liquidation, merger or consolidation) during the performance period, the Compensation Committee will undertake an evaluation to determine whether such peer company will be replaced.

The Performance Peer Group was developed with the assistance of our independent compensation consultants to meet at least one of the following specifications: an enterprise value of at least $1 billion; Proved Reserves of 30 million BOE; WI production before royalties of 20,000+ BOEPD; production to be at least 50% oil and natural gas liquids. Enterprise value was calculated as the market value of our common stock plus the market value of debt minus cash and investments.

Financial Covenant Compliance and Free Cash Flow. The Company has a number of financial covenants that it must stay in compliance with in order to maintain good standing with its lenders. The Company must also generate Free Cash Flow calculated as funds from operations less capital expenditures before exploration expense and before STIP payment. Free Cash Flow was chosen as a performance metric for our PSUs because it provides an indication of the ability of the Company to execute its exploration program and paydown its debt. Financial covenant compliance and free cash flow demonstrates the Company’s ability to increase the underlying value of the Company without risking stockholder value and diluting stockholders. The framework included in the table below is used to assess Financial Covenant Compliance and Free Cash Flow performance. Results between the performance levels are interpolated on a linear basis.

Financial Covenant Compliance

Performance Level	Financial Covenant Compliance	Payout Multiplier (% of the Target Award)

Threshold	non-compliance	0

Target	compliance	200

Free Cash Flow

Performance Level	Free cash flow measured at end of year	Payout Multiplier (% of the Target Award)

Threshold	less than $10mm	0

Target	$20mm	100

Maximum	Greater than $30mm	200

Gran Tierra Energy 2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Strategy. Execution of strategy was chosen as a performance metric for our PSUs because it provides a link to the Company’s success in meeting key milestones and achieving its strategic goals. The Strategic Goals included metrics set by the Compensation Committee relating to acquisitions, exploration discoveries, financing and exploration commitments which have been included in the Company’s annual budget and subsequently approved by the Board.

The following table lists the number of PSUs awarded in 2022 at minimum, target, and maximum levels:

	Minimum # of units	Target # of units	Maximum # of units

Gary S. Guidry	0	923,077	1,846,154

Ryan Ellson	0	630,769	1,261,538

Jim Evans	0	368,132	736,264

Rodger Trimble	0	263,736	527,472

Lawrence West	0	368,132	736,264

2022 Performance Results. In January 2023, the Compensation Committee confirmed and approved the performance results for the portion of the 2022 annual PSU awards that vest based on performance during the one-year performance period ended December 31, 2022 and continued employment through the end of 2022.

For the performance period ended December 31, 2022, the performance results were as follows:

	2022 Performance Factor Level	Weighting	Payout Multiplier

TSR – Relative TSR above or below median of peers	Above Target	50%	0.99

Financial Covenant Compliance and Free Cash Flow	Above Target	25%	0.50

Strategy Achievement	Above Target	25%	0.50

Total Multiplier			1.99

The PSUs granted in 2020 vested on December 31, 2022 and the calculation of the performance multiplier for the three-year period is as follows:

Year	Performance Multiplier	Weighted Contribution

2020	0.50	0.10

2021	2.00	0.40

2022	1.99	0.40

Three-Year	0.83	0.33

TOTAL MULTIPLIER		1.23

Stock Options

Stock options provide NEOs with an option to purchase Gran Tierra common shares at a future date at the exercise price determined at the time of grant.

Our Compensation Committee and Board continues to believe that time-vested stock options are an important element of our equity compensation program because they serve as a strong retention tool while ensuring that the recipient only receives value upon an increase in the value of our common stock. Stock options within the LTIP mix account for 20% of the value of equity awards granted, based on the grant date fair value.

Stock options vest pro-rata annually over three years, beginning with the first anniversary of the date of grant, and have a term of five years, subject to the officer’s continuous provision of services to Gran Tierra through the vesting date (except as otherwise provided in an officer’s award agreement or any employment agreement with Gran Tierra). The exercise price for our stock options is equal to the market price per share at the time of grant. The Compensation Committee meets in the first quarter each year to evaluate, review and approve the annual stock option award design and level of awards for the NEOs.

46	Gran Tierra Energy 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Actual Total Compensation Paid to NEOs

Year	Total Target Compensation for PEO (USD)	Total Compensation Actually Paid to PEO (USD)	Average of Total Target Compensation for non-PEO NEOs (USD)	Average of Total Compensation Actually Paid to Non-PEO NEOs (USD)
	(a)	(b)	(c)	(d)

2022	$2,426,000	$1,163,000	$1,113,000	$565,000

2021	$2,426,000	$880,000	$1,113,000	$454,000

2020	$2,426,000	$1,020,000	$1,113,000	$588,000

Principal Executive Officer (PEO) – Gary Guidry – President and Chief Executive Officer

Non-PEO NEOs – Ryan Ellson, Executive Vice President and Chief Financial Officer and ; Jim Evans, VP Corporate Services; Lawrence West, VP Exploration; Rodger Trimble, VP Investor Relations

a)	This column represents the total target compensation of the PEO which includes: base salary, short term incentive plan and long-term incentive.

b)	This column represents the total compensation paid to the PEO in that year which includes: base salary, short term incentive plan and long-term incentive.

c)	This column represents the total target compensation of the Non-PEO NEOs which includes: base salary, short term incentive plan and long-term incentive.

d)	This column represents the total compensation paid to the Non-PEO NEOs in that year which includes: base salary, short term incentive plan and long-term incentive.

Benefits

The NEOs are eligible for full participation in all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by Gran Tierra for its employees and executive officers. Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for corporate health services and other limited perquisites provided on a case-by-case basis. In addition, our employees including our executive officers will be paid 100% of their base salary in the event they become disabled while still employed by us, until such time as the executive officer begins to receive long-term disability insurance benefits which are intended to pay two-thirds of base salary to a maximum of $15,000/month to age 70. These are standard basic benefits in our industry and help to retain and recruit key talent. In addition, the NEOs are eligible to participate in the Company’s Employee Share Purchase Plan which allows employees to contribute up to 10% of their gross salary which is then matched by the Company and used to purchase undiscounted shares.

Share Ownership Guidelines

We have implemented share ownership guidelines for all of our executives, which are designed to align their long-term financial interests with those of our stockholders. The NEO share ownership guidelines are as follows:

Position	Guideline	Ownership Relative to Base Salary as of December 31, 2022

Chief Executive Officer	3 X base salary	Exceeds

Chief Financial Officer	2 X base salary	Exceeds

Other NEOs	1 X base salary	Exceeds

If at any time an executive officer does not meet their ownership requirement, they must retain (a) any of our Common Stock owned by them (whether owned directly or indirectly) and (b) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved by the Compensation Committee. For this purpose, “net shares” means the shares of stock that remain after shares are sold or withheld to (i) pay the exercise price for a stock option award or (ii) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.

Gran Tierra Energy 2023 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our stock or other eligible equity interests held by the individual by the greater of the purchase price of the stock or the closing price on December 31 of each year.

In determining stock ownership levels, we include shares of common stock held directly or indirectly by the officer (including shares beneficially owned in a trust, by a limited liability company or partnership, and by a spouse and/or minor children). Outstanding RSUs, PSUs and unexercised stock options are not included. If an executive officer does not satisfy the stock ownership requirements, they must retain all shares acquired on the vesting of equity awards or the exercise of stock options (net of exercise costs and taxes) until compliance is achieved. All of the NEO’s are in compliance.

Clawback Provisions

The Company has adopted a policy specifying that if an executive engages in fraud or intentional misconduct that requires a material restatement of financial results, and the fraud or intentional misconduct results in an incorrect determination that an incentive compensation performance goal had been achieved, the Board may take action to recover any incentive compensation resulting from the incorrect determination that had been paid to the executive during the three-year period preceding the filing of the accounting restatement. We intend to amend the Company’s clawback policy or adopt a new clawback policy consistent with the requirements of Exchange Act Rule 10D-1 prior to the effectiveness of final NYSE listing standards implementing such rule.

Prohibition on Speculative Trading of Company Stock

We maintain a policy for securities transactions applicable to all employees including officers, directors, and other members of management of the Company which prohibits engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. The policy also prohibits margining or pledging Company securities. In addition, our Insider Trading Policy, among other things, prohibits our officers, including our NEOs, directors and employees from trading during quarterly and special blackout periods.

Employment Agreements

The Compensation Committee approves the terms of all NEO employment agreements. The terms of those agreements were structured to attract and retain persons key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Compensation Committee received advice from our independent compensation consultant and reviewed appropriate surveys and industry benchmarking data. The employment agreements do not have a fixed term. No changes were made to any of the NEO employment agreements already in place during 2022. The terms of the NEO employment agreements provide for certain payments and benefits in connection with a termination of employment and corporate transaction. The Compensation Committee believes these payments allow management to focus their attention and energy on making objective business decisions that are in the best interests of stockholders without allowing personal considerations to affect the decision-making process. Additionally, executive officers at other companies in our industry and the general market in which we compete for executive talent commonly provide post-termination payments, and we have consistently provided this benefit to certain executives in order to remain competitive in attracting and retaining skilled professionals in our industry. In 2017, the Company’s pay practices were amended so that no new employment agreements entered into between Gran Tierra and executive officers will include any provisions that provide for excise tax gross-ups or change in control “Single” or “Modified Single” triggers of severance payments or equity vesting accelerations.

Say on Pay Advisory Vote on Executive Compensation

The Company asked stockholders to vote on a “say-on-pay” advisory vote on our executive compensation in 2022 at the 2022 annual meeting of stockholders. Stockholders expressed support for the compensation of our named executive officers, with approximately 88.95% of the votes cast in favor of the “say-on-pay” advisory vote. Given the stockholders support, the Company did not make any changes to our compensation programs in 2022 as a result of the “say-on-pay” advisory vote. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives and review of peer group data, each of which is evaluated in the context of the Compensation Committee’s duty to act in the best interests of our stockholders.

48	Gran Tierra Energy 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Tax Considerations

Following the enactment of the Tax Cuts and Jobs Act, compensation in excess of $1 million earned by our executive officers who are subject to Section 162(m) of the Internal Revenue Code is not deductible. The Compensation Committee has the discretion to approve, and we will continue to pay, compensation that will not be deductible for federal income tax purposes. Consistent with our compensation philosophy, we currently expect that we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our company

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosure under “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Brooke Wade, Chair

Peter J. Dey

Robert B. Hodgins

David Smith

Gran Tierra Energy 2023 Proxy Statement	49

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our NEOs for their performance during the years ended December 31, 2022, 2021 and 2020.

Name and Position	Year	Salary(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)

Gary S. Guidry President and Chief Executive Officer	2022	441,176	1,310,769	334,995	507,353	50,679	2,644,972
	2021	473,261	1,337,476	332,821	473,261	57,410	2,674,229
	2020	431,982	1,255,922	312,288	391,140	42,345	2,433,677

Ryan Ellson Executive Vice President & Chief Financial Officer	2022	312,500	895,692	228,913	305,147	39,495	1,781,747
	2021	335,226	913,942	227,427	294,999	44,702	1,816,296
	2020	305,988	858,214	213,397	257,619	30,576	1,665,794

Jim Evans Vice President, Corporate Services	2022	275,735	522,747	133,599	177,941	21,225	1,131,247
	2021	295,788	533,398	132,732	163,275	23,345	1,148,538
	2020	306,788	500,873	124,544	129,595	121,307	1,183,107

Rodger Trimble Vice President, Investor Relations	2022	220,588	374,505	95,713	120,588	29,152	840,546
	2021	236,630	382,136	95,091	118,315	32,219	864,391
	2020	215,991	358,835	89,225	103,676	20,331	788,058

Lawrence West Vice President, Exploration	2022	275,735	522,747	133,599	177,941	7,534	1,117,556
	2021	295,788	533,398	132,732	148,288	8,556	1,118,762
	2020	269,989	500,873	124,544	129,595	8,393	1,033,394

(1)

All compensation is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table. For 2022 compensation amounts, the exchange rate at December 31, 2022 of one U.S. dollar to Canadian $1.3600 is used.

(2)

Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSU and PSU awards, computed in accordance with ASC 718, disregarding estimated forfeitures. The PSU awards are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date. For a discussion of valuation assumptions, see Note 9—Share Capital of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2022. Assuming maximum performance is achieved, the value of PSUs granted in 2022 based on the price of the Company’s shares at the date of grant would be as follows: Gary S. Guidry—$ 2,621,538; Ryan Ellson—$ 1,791,384; Jim Evans—$ 1,045,494; Rodger Trimble—$ 749,010 and Lawrence West—$ 1,045,49.

(3)

Amounts reported in the “Option Awards” column represent the aggregate grant date fair value of stock options, computed in accordance with ASC 718. The value ultimately realized by the NEOs upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 7—Share Capital of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)	Amounts reported in the “Non-equity Incentive Plan Compensation” column for each year represent the amount earned in that year, irrespective of when the amount was paid.

(5)

Amounts reported in the “All Other Compensation” column include matching contributions to the Employee Share Purchase Plan, parking and transportation allowances, corporate health and group term life insurance, and other perquisites, as shown in the table below.

50	Gran Tierra Energy 2023 Proxy Statement

EXECUTIVE COMPENSATION

Name	Employee Share Purchase Plan Contribution (1) ($)	Corporate Health and Group Term Life Insurance (S)	Parking and Transportation Allowance ($)	Total ($)

Gary S. Guidry	42,279	3,909	4,491	50,679

Ryan Ellson	29,948	5,056	4,491	39,495

Jim Evans	13,213	4,483	3,529	21,225

Rodger Trimble	21,140	4,483	3,529	29,152

Lawrence West	—	4,005	3,529	7,534

(1)	These amounts reflect the Company’s matching contributions to the NEOs’ Employee Share Purchase Plan accounts.

2022 GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards granted to the NEOs for the fiscal year ended December 31, 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)	Awards ($/Sh)	Awards ($) (1)

Gary S. Guidry		$0	441,176	882,353

	2/24/2022				0	923,077	1,846,154			1,310,769

	2/24/2022							375,000	1.42	334,995

Ryan Ellson		$0	250,000	500,000

	2/24/2022				0	630,769	1,261,538			895,692

	2/24/2022							256,250	1.42	228,913

Jim Evans		$0	137,868	275,735

	2/24/2022				0	368,132	736,264			522,747

	2/24/2022							149,554	1.42	133,599

Rodger Trimble		$0	110,294	220,588

	2/24/2022				0	263,736	527,472			374,505

	2/24/2022							107,143	1.42	95,713

Lawrence West		$0	137,868	275,735

	2/24/2022				0	368,132	736,264			522,747

	2/24/2022							149,554	1.42	133,599

(1)

The amounts in this column reflect the aggregate grant date fair value of awards granted to NEOs in 2022 computed in accordance with ASC 718, disregarding estimated forfeitures. The value ultimately realized by each NEO upon the actual vesting of the award(s) or exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of the valuation assumptions, see Note 9 — Share Capital of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2022.

Gran Tierra Energy 2023 Proxy Statement	51

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards held by each of the NEOs.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Unearned Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Gary S. Guidry	193,103	0		2.47	March 1, 2023	2,006,214	(2)	1,986,152	0		0

	291,667	0		2.32	March 1, 2024	1,301,592	(3)	1,288,576	329,476	(4)	326,181

	651,162	325,582	(5)	0.77	Feb. 28, 2025	307,692	(6)	304,615	615,385	(7)	609,231

	229,508	688,525	(8)	0.82	March 1, 2026

	0	375,000	(9)	1.42	Feb. 24, 2027

Ryan Ellson	139,862	0		2.47	March 1, 2023	1,370,912	(2)	1,357,203	0		0

	199,306	0		2.32	March 1, 2024	743,042	(3)	735,611	371,521	(4)	367,806	(3)

	444,961	222,481	(5)	0.77	Feb. 28, 2025	210,256	(6)	208,153	420,513	(7)	416,308	(6)

	156,830	313,662	(8)	0.82	March 1, 2026

	0	256,250	(9)	1.42	Feb. 24, 2027

Jim Evans	82,759	0		2.47	March 1, 2023	800,097	(2)	792,096	0		0

	116,319	0		2.32	March 1, 2024	433,657	(3)	429,320	216,828	(4)	214,660	(3)

	256,690	129,845	(5)	0.77	Feb. 28, 2025	122,711	(6)	121,484	245,421	(7)	242,967	(6)

	91,530	183,060	(8)	0.82	March 1, 2026

	0	149,554	(9)	1.42	Feb. 24, 2027

Rodger Trimble	82,759	0		2.47	March 1, 2023	573,203	(2)	567,471	0		0

	83,333	0		2.32	March 1, 2024	310,679	(3)	307,572	155,340	(4)	153,787	(3)

	186,046	93,024	(5)	0.77	Feb. 28, 2025	87,912	(6)	87,033	175,824	(7)	174,066	(6)

	65,573	131,148	(8)	0.82	March 1, 2026

	0	107,143	(9)	1.42	Feb. 24, 2027

Lawrence West	82,759	0		2.47	March 1, 2023	800,097	(2)	792,096	0		0

	116,319	0		2.32	March 1, 2024	433,657	(3)	429,320	216,828	(4)	214,660	(3)

	256,690	129,845	(5)	0.77	Feb. 28, 2025	122,711	(6)	121,484	245,421	(7)	242,967	(6)

	91,530	183,060	(8)	0.82	March 1, 2026

	0	149,554	(9)	1.42	Feb. 24, 2027

(1)	Calculated using $0.99 which is the closing price of Gran Tierra’s shares on December 31, 2022.

(2)	These amounts include the tranches of the PSU awards granted in February of 2020 which were vested December 31, 2022 and were settled in February 2023.

(3)

Provided that our NEOs remain employed through the settlement date, these amounts represent the number of common shares, or their cash equivalent, deliverable to each NEO with respect to the first and second tranches (representing 40% of the target amount) of the PSU award granted on March 1, 2021. These amounts represent the actual number of common shares, or their cash equivalent, earned pursuant to the

52	Gran Tierra Energy 2023 Proxy Statement

EXECUTIVE COMPENSATION

terms of the PSUs for the performance period from January 1, 2021 through December 31, 2021, and the period January 1, 2022 through December 31, 2022. The first tranche became earned at 50% of target and the second tranche became earned at 200% of target. The awards are enumerated in this column because while the performance element of vesting for the awards has been fulfilled, the continued service requirement for vesting has not. If the NEOs do not remain employed through the settlement date, they will forfeit the awards. As such, the awards were not fully vested as of December 31, 2022.

(4)

These amounts include the tranches (representing 40% of the target amount) of the PSU award granted on March 1, 2021 the vesting of which is still subject to company performance. The applicable performance period for the third tranche (representing 20% of the target amount) is January 1, 2023 through December, 2023. The fourth tranche (representing 40% of the target amount) has a performance period which began on January 1, 2020 and will end on December 31, 2023.

(5)

The right to exercise the options vest one-third on February 28, 2021, one-third on February 28, 2022, and one-third on February 28, 2023, in each case if the option holder is still employed by Gran Tierra on such date.

(6)

Provided that our NEOs remain employed through the settlement date, these amounts represent the number of common shares, or their cash equivalent, deliverable to each NEO with respect to the first tranche (representing 20% of the target amount) of the PSU award granted on February 24, 2022. These amounts represent the actual number of common shares, or their cash equivalent, earned pursuant to the terms of the PSUs for the performance period from January 1, 2022 through December 31, 2022. The awards are enumerated in this column because while the performance element of vesting for the awards has been fulfilled, the continued service requirement for vesting has not. If the NEOs do not remain employed through the settlement date, they will forfeit the awards. As such, the awards were not fully vested as of December 31, 2022.

(7)

These amounts include the tranches (representing 80% of the target amount) of the PSU award granted on February 24, 2022 the vesting of which is still subject to company performance. The applicable performance period for the second tranche (representing 20% of the target amount) is January 1, 2023 through December 31, 2023, and the applicable performance period for the third tranche (representing 20% of the target amount) is January 1, 2024 through December, 2024. The fourth tranche (representing 40% of the target amount) has a performance period which began on January 1, 2022 and will end on December 31, 2024. The amounts above represent the maximum number of the PSUs that may vest. The actual number of PSUs that vest pursuant to the PSU award granted on February 24, 2022 will depend on our performance over the applicable performance periods and the NEOs continued employment through the date of settlement.

(8)

The right to exercise the options vest one-third on March 1, 2022, one-third on March 1, 2023 and one-third on March 1, 2024, in each case if the option holder is still employed by Gran Tierra on such date.

(9)

The right to exercise the options vest one-third on February 24, 2023 one-third on February 24, 2024 and one-third on February 24, 2025, in each case if the option holder is still employed by Gran Tierra on such date.

2022 OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning the aggregate number of options that were exercised and the PSUs that vested during the fiscal year ended December 31, 2022, for the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Gary S. Guidry	—	—	2,006,214 (PSU)	1,986,152

Ryan Ellson	—	—	1,370,912 (PSU)	1,357,203

Jim Evans	—	—	800,097 (PSU)	792,096

Rodger Trimble			573,203 (PSU)	567.471

Lawrence West	—	—	800,097 (PSU)	792,096

(1)	All PSUs that vested during 2022 were settled in cash, and no shares of common stock were issued.

(2)

The amounts in this column were calculated by multiplying the number of shares of common stock subject to the PSU that vested by the closing market price of common stock on the vesting date of December 31, 2022 which was $0.99.

Potential Payment Upon Termination or Change of Control

Messrs. Guidry, Ellson, Evans, Trimble and West

In the event that Messrs. Guidry, Ellson, Evans, Trimble or West die, voluntarily resign (without good reason, as defined below), or their employment is terminated by Gran Tierra for cause (as defined below), the executive will not be entitled to receive any further compensation or benefits whatsoever other than those which have accrued up to the executive’s last day of active service.

Gran Tierra Energy 2023 Proxy Statement	53

EXECUTIVE COMPENSATION

Messrs. Guidry, Ellson, Evans, Trimble and West are entitled to severance payments in the event of an involuntary termination of employment by Gran Tierra other than for cause or a termination of employment by the NEO for good reason, as follows:

Base Salary + Bonus Earned during 12 months preceding Termination multiplied by:

Gary S. Guidry	2

Ryan Ellson	1.5

Jim Evans	1

Rodger Trimble	1

Lawrence West	1

Under the terms of Mr. Guidry’s employment agreement, as he is required to file a U.S. income tax return with the Internal Revenue Service, and as certain payments or benefits received or to be received by him constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to Mr. Guidry, no later than the time such Excise Tax is required to be paid by the Executive or withheld by the Company, an additional amount equal to the sum of the Excise Tax payable by Mr. Guidry, plus the amount necessary to put him in the same after-tax position as if no Excise Tax had been imposed. In 2022, this amount would have been $3,257,013, calculated as follows:

Total termination payment	$6,263,486

Gross-Up of taxable income	2,654,230

Total taxable income	8,917,717

Canadian tax payable	(4,280,504)

Net cash	4,637,213

US Excise tax payable	(1,380,200)

Net after tax	$3,257,013

Pursuant to the employment agreements for each of Messrs. Guidry, Ellson, Evans, Trimble and West, “cause” means any act or omission of the executive which would, at common law, permit an employer to terminate the employment of an employee without notice or payment in lieu of notice.

As defined in the employment agreements for each of Messrs. Guidry, Ellson, Evans, Trimble and West, “good reason” generally means any of the following without the executive’s express written consent:

(a) an adverse change in position, titles, duties or responsibilities, except in connection with the termination of employment for cause;

(b) a reduction by the company of the executive’s base salary except to the extent that the annual base salaries of all other executive officers are similarly reduced or any change in the basis upon which the Executive’s annual compensation is determined or paid if the change is adverse to the executive (excluding changes to the annual bonus);

(c) a change in control (as defined below) of Gran Tierra Energy Inc. or Gran Tierra Energy Canada ULC occurs; or

(d) any breach by the Company of any material provision of the employment agreement.

The following events will generally constitute a “change in control” pursuant to the employment agreements with each of Messrs. Guidry, Ellson, Evans, Trimble and West:

(1) a disposition of all or substantially all of the assets of Gran Tierra or GTE ULC;

(2) a majority of the voting securities of Gran Tierra Energy Canada ULC cease to be controlled, directly or indirectly, by Gran Tierra; or

54	Gran Tierra Energy 2023 Proxy Statement

EXECUTIVE COMPENSATION

(3) a merger or other transaction of Gran Tierra with or into another company pursuant to which any person or combination of persons thereafter holds a greater number of voting securities of the continuing company than the number of voting securities of the continuing company held by former shareholders of Gran Tierra Energy, Inc.

Upon a termination of employment, each of Messrs. Guidry, Ellson, Evans, Trimble and West forfeit any unvested RSUs and stock options.

Estimated Potential Payments

The table below estimates the amounts payable if an involuntary termination of employment without cause, a termination for good reason or a specified corporate transaction had occurred on December 31, 2022, for the NEOs using $0.99, the closing price of the stock on that date.

		Acceleration of Vesting

Name	Cash Severance ($)	Stock Options ($) (1)	PSUs ($) (1)	Total ($)
Gary S. Guidry (2)

Termination without Cause or Resignation for Good Reason	1,897,058	—	—	1,897,058

Corporate Transaction	—	0	4,143,361	4,143,361

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	1,897,058	0	4,143,361	6,040,419
Ryan Ellson

Termination without Cause or Resignation for Good Reason	926,471	—	—	926,471

Corporate Transaction	—	0	2,831,296	2,831,296

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	926,471	0	2,831,296	3,757,767
Jim Evans

Termination without Cause or Resignation for Good Reason	453,676	—	—	453,676

Corporate Transaction	—	0	1,652,411	1,652,411

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	453,676	0	1,652,411	2,106,087
Rodger Trimble

Termination without Cause or Resignation for Good Reason	354,946	—	—	354,946

Corporate Transaction	—	0	1,183,816	1,183,816

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	354,946	0	1,183,816	1,538,762
Lawrence West

Termination without Cause or Resignation for Good Reason	453,676	—	—	453,676

Corporate Transaction	—	0	1,652,411	1,652,411

Termination without Cause or Resignation for Good Reason following a Corporate Transaction	453,676	0	1,652,411	2,106,087

(1)

Unvested equity awards will accelerate and become fully vested immediately prior to a Corporate Transaction. With respect to stock options, the value is calculated as (a) the difference between $0.99, the closing price of our common stock on December 31, 2022, and the exercise price of the applicable option, multiplied by (b) the number of unvested options subject to accelerated vesting held by the applicable NEO. With respect to PSUs, the value is calculated as (a) $0.99, the closing price of our common stock on December 31, 2022, multiplied by (b) the number of unvested PSUs subject to accelerated vesting held by the applicable NEO, assuming a performance factor of 1.

(2)

In addition, if Mr. Guidry is required to file a U.S. income tax return with the Internal Revenue Service, and if any of the payments or benefits received or to be received by him constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to Mr. Guidry, no later than the time such Excise Tax is required to be paid by the Executive or withheld by the Company, an additional amount equal to the sum of the Excise Tax payable by Mr. Guidry, plus the amount necessary to put him in the same after-tax position as if no Excise Tax had been imposed. The Company believes that to ensure Gran Tierra’s executive compensation remains competitive, the Chief Executive Officer should be tax

Gran Tierra Energy 2023 Proxy Statement	55

EXECUTIVE COMPENSATION

equalized to his Canadian citizen colleagues on payments that are subject to U.S. Excise Tax In 2022, this amount would have been $3,257,013, calculated as follows:

Total termination payment	$6,263,486

Gross-Up of taxable income	2,654,230

Total taxable income	8,917,717

Canadian tax payable	(4,280,504)

Net cash	4,637,213

US Excise tax payable	(1,380,200)

Net after tax	$3,257,013

Pay Ratio Disclosure

In determining the median employee, we prepared a list of all employees as of December 31, 2022. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation for employees other than the chief executive officer. In measuring our employees’ total compensation, for employees other than the Chief Executive Officer, we used their base salary paid in 2022, their annual cash bonus paid in 2022 and the value of the equity awards they received in 2022. Total compensation for Gary S. Guidry, the Company’s Chief Executive Officer was determined to be $2,644,972 and was approximately 45 times the median annual compensation of all Company employees excluding the Chief Executive Officer, which as of December 31, 2022, was $53,335. For purposes of this calculation, the Company had 336 employees in Canada, Colombia, and Ecuador excluding the Chief Executive Officer.

56	Gran Tierra Energy 2023 Proxy Statement

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protec
tion
Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company’s aligns exec
u
tive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO (USD)	Compensation Actually Paid to PEO (USD)	Average Summary Compensation Table Total for Non-PEO NEOs (USD)	Average Compensation Actually Paid to Non-PEO NEOs (USD)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (USD)	Adjusted EBITDA (non-GAAP) (USD)
					Total Shareholder Return (TSR)	Per Group Total Shareholder Return
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

2022	$2,644,976	$3,282,698	$1,217,777	$1,575,275	$130	$146	$139,029,000	$489,555,000

2021	$2,674,229	$3,744,595	$1,236,997	$1,781,183	$272	$244	$42,482,000	$241,536,000

2020	$2,433,677	$642,322	$1,167,588	$295,008	$77	$155	($778,967,000)	$96,482,000

1	The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.

2
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the
applicable year
. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for PEO (USD)	Reported Value of Equity Awards	Equity Award Adjustments	Compensation Actually Paid to PEO
		(a)	(b)

2022	$2,644,976	($1,645,764)	$2,283,486	$3,282,698

2021	$2,674,229	($1,670,297)	$2,740,663	$3,744,595

2020	$2,433,677	($1,568,210)	($223,145)	$642,322

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards of Equity Awards granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments

2022	$1,164,234	$616,253	$0	$502,999	$0	$0	$2,283,486

2021	$1,564,183	$827,394	$0	$349,086	$0	$0	$2,740,663

2020	$785,170	($587,520)	$0	($420,795)	$0	$0	($223,145)

Gran Tierra Energy 2023 Proxy Statement	57

PAY VERSUS PERFORMANCE DISCLOSURE

3
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in the three years are as follows: Ryan Ellson, Executive Vice President and Chief Financial Officer; Jim Evans, VP Corporate Services; Rodger Trimble, VP Investor Relations; Lawrence West, VP Exploration.

4
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Summary Compensation Table Total for non-PEO NEOs (USD)	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Compensation Actually Paid to PEO
			(a)

2022	$1,217,777	($726,879)	$1,084,377	$1,575,275

2021	$1,236,997	($737,715)	$1,281,901	$1,781,183

2020	$1,167,588	($692,627)	($179,953)	$295,008

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards of Equity Awards granted in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Averagae Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments

2022	$514,203	$276,632	$0	$293,542	$0	$0	$1,084,377

2021	$690,847	$363,786	$0	$227,268	$0	$0	$1,281,901

2020	$352,382	($275,194)	$0	($257,141)	$0	$0	($179,953)

5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P O&G E&P Select Index Total Return.

7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8
EBITDA
is a key indicator of a business’s performance, profitability, value and ability to add debt. It’s a picture of the core profit of a company and provides a picture of its available cash flow. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for asset impairment, goodwill impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, unrealized derivative instruments gains or losses, other financial instruments gains or losses, other non-cash gains or losses, and stock-based compensation expense. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income and believes that this financial measure is a useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income or loss to EBITDA and adjusted EBITDA is available in the Company’s Annual Report.

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	1P Reserve Replacement

•	Lifting Costs

•	Funds Flow

58	Gran Tierra Energy 2023 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

Analysis of the Information Presented in the Pay versus Performance Table
As
 described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and TSR

Compensation Actually Paid and Net Income

Gran Tierra Energy 2023 Proxy Statement	59

PAY VERSUS PERFORMANCE DISCLOSURE

Compensation Actually Paid and Adjusted EBITDA (non-GAAP)

60	Gran Tierra Energy 2023 Proxy Statement

Proposal 4: Approve an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split

We are seeking shareholder approval to approve a proposed amendment to the Company’s Certificate of Incorporation to effect (a) a reverse stock split (the “Reverse Stock Split”) to reduce the number of shares of our issued Common Stock into a lesser number of shares of issued Common Stock by a ratio of 1-for-10 shares, subject to certain adjustments for fractional shares, and (b) a reduction in the number of authorized shares of Common Stock by the corresponding proportion (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Reverse Split Proposal”). The form of amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) is set forth in Appendix A.

If our shareholders approve the Reverse Split Proposal, then we will promptly cause an amendment to the Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. If this Reverse Split Proposal is approved by our shareholders and effected, every 10 shares of issued Common Stock would be combined and reclassified into one share of Common Stock, subject to certain adjustments for fractional shares as described below. In addition, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 570,000,000 authorized shares of Common Stock to 57,000,000 shares of Common Stock.

Even if our stockholders approve the Reverse Split Proposal, we reserve the right not to effect the Reverse Stock Split and Authorized Share Reduction if our Board of Directors does not deem them to be in the best interests of the Company and our stockholders. Our Board of Directors believes that granting this discretion provides it with maximum flexibility to act in the best interests of our stockholders. Our Board of Directors’ decision as to whether to effect the Reverse Stock Split and Authorized Share Reduction will be based on a number of factors, including, but not limited to, prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of the Reverse Stock Split and the Authorized Share Reduction on the market price of our Common Stock. See “Reasons for the Reverse Stock Split” below.

The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Issued Common Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board of Directors or our stockholders. Furthermore, the Reverse Split Proposal is not being proposed in order to meet the requirements of any national securities exchange.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or ensure that the Reverse Stock Split and the Authorized Share Reduction will produce or maintain the desired results, which are described in more detail below. For more information on the risks associated with the Reverse Stock Split and the Authorized Share Reduction, see the section below entitled “Other Considerations”. However, our Board of Directors believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote “For” the Reverse Split Proposal.

Reasons for the Reverse Stock Split

The primary objectives for effecting the Reverse Stock Split, should our Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. Our Board of Directors believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to appeal to a broader range of investors to generate greater investor interest in the Company and improve the perception of our Common Stock as an investment security. In connection with the Reverse Stock Split, our Board of Directors also believes it is in the best interests of our stockholders to decrease the authorized number of shares of Common Stock by the corresponding proportion, which would reduce the total number of our authorized shares of Common Stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients and trading volatility is often associated with low-priced stocks. Many institutional investors have internal practices or policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms typically do not monitor the trading activity or otherwise provide

Gran Tierra Energy 2023 Proxy Statement	61

PROPOSAL 4: APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

coverage of lower-priced stocks. Our Board of Directors believes that the anticipated higher market price resulting from the Reverse Stock Split may enable investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.

Improve the Perception of Our Common Stock as an Investment Security. We believe that the overall economic environment in which we and other energy companies are currently operating has been a significant contributing factor to the decline in the trading price of our Common Stock. The Reverse Split Proposal is one potential means of increasing the per share price of our Common Stock, which could improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact, not only the price of our Common Stock, but also our market liquidity. As an oil and gas exploration and production company, we believe that we may be particularly sensitive to this type of negative public perception and the Reverse Stock Split may result in a higher per share price for our Common Stock. However, we cannot guarantee that such higher price per share of Common Stock will be realized or maintained.

Other Considerations

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. Even if a Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, any such increase to the per share price of our Common Stock may not be in proportion to the reduction in the number of shares of our issued Common Stock or result in a permanent increase in the per share price. The per share price of our Common Stock depends on multiple factors, including our performance, exploration success, market conditions, and other factors that may be unrelated to the number of shares outstanding, any of which could have a counteracting effect to the Reverse Stock Split on the per share price.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization and the Liquidity of our Common Stock. Furthermore, if the per share price of our Common Stock declines after the Reverse Stock Split is effected, the decline in the price and the decline in our overall market capitalization may be greater than would have occurred in the absence of a Reverse Stock Split. As a result of a lower number of shares issued and outstanding, the market for our Common Stock may also become more volatile. In addition, the liquidity of our Common Stock may be harmed by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split.

The Reverse Stock Split may Result in Some Stockholders Owning “Odd Lots” That May be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. In addition, the Reverse Stock Split will likely increase the number of stockholders who hold odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

Accordingly, a Reverse Stock Split may not achieve all of the desired results that have been outlined above. Our Board of Directors considered all of the foregoing factors and unanimously approved, and recommended seeking stockholder approval of this Reverse Split Proposal, including the Reverse Split Amendment, on February 21, 2023.

As noted above, even if stockholders approve the Reverse Split Proposal, our Board of Directors reserves the right not to effect the Reverse Split Amendment if our Board of Directors does not deem it to be in the best interests of the Company or its stockholders at the time.

Implementation of a Reverse Stock Split

Shares Issued and Outstanding

If our shareholders approve the Reverse Split Proposal, then we will promptly cause an amendment to the Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. The principal effect of the Reverse Split Amendment, which is set forth in Appendix A and also contemplates the Authorized Share Reduction, would be that every 10 shares of issued Common Stock would be combined and reclassified into one share of Common Stock, with any fractional shares being treated as discussed below. The Reverse Stock Split would be effected simultaneously for all of our issued Common Stock. The Reverse Stock Split will not affect any stockholder’s percentage ownership interests in the Company, voting rights or other rights that accompany the shares of our issued Common Stock, except certain adjustments for fractional shares. All Common Stock issued following the completion of the Reverse Stock Split would remain fully paid and non-assessable.

62	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 4: APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

At the close of business on March 7, 2023, 368,898,619 shares of Common Stock were issued (including 24,284,878 shares held in treasury). For purposes of illustration, after giving effect to such Reverse Stock Split, subject to certain adjustments fractional shares, there would be approximately 36,889,862 shares of Common Stock issued (including 2,428,488 shares that would be held in treasury).

Ownership Percentages

Our stockholders should recognize that, if the Reverse Stock Split is effected, they will own a lower number of shares than they currently own. However, except for certain adjustments for fractional shares as described below, each stockholder will hold the same percentage of our issued and outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

Shares Authorized for Issuance

If this Reverse Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease from 570,000,000 authorized shares of Common Stock to 57,000,000 shares of Common Stock.

Effect on Equity Compensation Arrangements

If the Reverse Split Proposal is approved by our stockholders and effectuated, the per share exercise price of any outstanding stock options and any applicable repurchase price of any restricted shares would be increased proportionately, and the number of shares issuable under outstanding stock options, restricted stock units, performance share units and all other outstanding equity-based awards would be reduced proportionately. The number of shares of Common Stock authorized for future issuance under our equity plans would be proportionately reduced and other similar adjustments would be made under the equity plans to reflect the Reverse Stock Split. In addition, the performance targets to which our PSUs are subject, including certain stock price targets, would be proportionally adjusted.

Fractional Shares

If, as a result of the Reverse Stock Split, a stockholder would otherwise be entitled to a fraction of a share of Common Stock in respect of the total aggregate number of pre-Reverse Stock Split shares held by such stockholder, no such fractional shares will be awarded. The aggregate number of post-Reverse Stock Split shares of Common Stock that such stockholder is entitled to will, if the fraction is less than half a share, be rounded down to the next nearest whole number of shares, and if the fraction is at least half of a share, be rounded up to the nearest whole number of shares, with all shares of Common Stock held by a beneficial holder being aggregated.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat issued and outstanding shares of Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding issued and outstanding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Stockholders that hold their shares electronically in book-entry form with our transfer agent, Odyssey Trust Company, do not have stock certificates evidencing their ownership of shares of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, they will receive a letter of transmittal sent by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his or her book-entry shares representing shares of Common Stock (“Old Book Entry Shares”) to the transfer agent in exchange for book-entry shares representing the appropriate number of whole post-Reverse Stock Split shares, as applicable (“New Book Entry Shares”). Until surrendered, we will deem outstanding Old Book Entry Shares held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled. Any Old Book Entry Shares submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Book Entry Shares.

Gran Tierra Energy 2023 Proxy Statement	63

PROPOSAL 4: APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

Effect on Certificated Shares

For shares of Common Stock held in certificate form, stockholders will receive a letter of transmittal sent by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificates representing shares of Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-Reverse Stock Split shares, as applicable (“New Certificates”). Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the Reverse Stock Split, the transfer agent will provide registered stockholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Stockholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the Reverse Stock Split) in order to avoid having shares become subject to escheat laws.

Continued SEC Reporting Requirements and Stock Listing

After the effective time of the Reverse Split Amendment, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and our Common Stock would continue to be listed on NYSE American, the London Stock Exchange and Toronto Stock Exchange.

New CUSIP

After the effective time of the Reverse Split Amendment, the post-Reverse Stock Split shares of our Common Stock would have new CUSIP numbers. A CUSIP number is used to identify the company’s equity securities.

Procedure for Effecting the Reverse Stock Split

If our shareholders approve the Reverse Split Proposal, then we will promptly cause an amendment to the Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. The Form of Reverse Split Amendment is attached to this Proxy Statement as Appendix A and is considered a part of this Proxy Statement. Upon the filing of the Reverse Split Amendment, and without any further action on the part of the Company or our stockholders, every 10 shares of Common Stock as of the effective time of the Reverse Stock Split would be converted into one share of Common Stock, subject to certain adjustments for fractional shares.

For example, if a stockholder currently holds 100 shares of our Common Stock, he or she would hold 10 shares of our Common Stock following the Reverse Stock Split.

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected and will receive a letter of transmittal containing instructions on how to surrender Old Certificate and Old Book Entry Shares. Our transfer agent will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization.

We will not file the Reverse Stock Split Amendment if our Board Directors decide prior to filing that effecting the Reverse Stock Split is not in the best interests of the Company and its stockholders.

Accounting Matters

The par value of our Common Stock and Preferred Stock would remain unchanged if a Reverse Stock Split is effected. Our shareholders’ equity in our consolidated balance sheet would not change in total. However, our stated capital par value times the number of shares issued and outstanding, would be proportionately reduced. Additional paid-in capital would be increased by an equal amount, which would result in no overall change to the balance of shareholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. In addition, the Reverse Stock Split will be retrospectively reflected in our disclosures for all periods presented in our consolidated financial statements. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split.

64	Gran Tierra Energy 2023 Proxy Statement

PROPOSAL 4: APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

Under Delaware law, a reduction in stated capital will create a corresponding increase in paid-in surplus (i.e., the excess of net assets over stated capital), and the Company may make distributions, such as the payment of dividends, up to the amount of its surplus, provided that the distribution does not cause it to become insolvent, and subject to the limitations of its debt financing agreements.

No Appraisal Rights

Under Delaware law, our stockholders will not be entitled to appraisal rights with respect to the Reverse Split Amendment.

Certain Material U.S. Federal Income Tax Considerations of a Reverse Stock Split

The following is a general summary of certain material U.S. federal income tax considerations relating to the Reverse Stock Split that may be relevant to holders of our Common Stock. This summary only addresses a U.S. Holder (as defined below) who holds Common Stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be change, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of their particular circumstances. In addition, it does not represent a description of the U.S. federal income tax Considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. Holders who may be subject to special tax rules, such as:

•	Partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and any beneficial owners thereof;

•	financial institutions or financial services entities;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	governments or agencies or instrumentalities thereof;

•	brokers, dealers or traders in securities or currencies;

•	stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own five percent or more of the Company’s voting stock;

•	U.S. expatriates; or

•	stockholders who acquire shares of our Common Stock in connection with employment or other performance of services.

Moreover, this description does not address any aspect of U.S. state or local tax, non-U.S. tax, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) for U.S. federal income tax purposes holds common stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.

Gran Tierra Energy 2023 Proxy Statement	65

PROPOSAL 4: APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY U.S. STATE OR LOCAL OR NON-U.S. TAX CONSEQUENCES.

Tax Consequences to U.S. Holders of the Reverse Stock Split

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, then a U.S. Holder generally will not recognize gain or loss on the Reverse Stock Split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of Common Stock received by such U.S. Holder.

Certain Canadian Federal Income Tax Considerations of the Reverse Stock Split

The Reverse Stock Split may result in capital gains or capital losses under the Income Tax Act (Canada) to a holder of Common Stock whose shares are subject to the Reverse Stock Split and who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is a resident of Canada, holds their Common Stock as capital property, deals at arm’s length with the Company and is not affiliated with the Company (a “Canadian Holder”). EACH CANADIAN HOLDER SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, INCLUDING THE EFFECTS OF ANY CANADIAN OR U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a Reverse Stock Split and Authorized Share Reduction without further action by our stockholders at any time before the effectiveness of the Reverse Split Amendment filing with the Secretary of the State of Delaware, even if the authority to effect a Reverse Stock Split has been approved by our stockholders. By voting in favor of the Reverse Split Proposal, you are also expressly authorizing the Board of Directors to delay, not to proceed with, and potentially abandon, a Reverse Stock Split and Authorized Share Reduction if it should so decide, in its sole discretion, that such action or lack thereof is in the best interests of the Company and its stockholders.

Required Vote

The approval of this Reverse Split Proposal, including the Reverse Split Amendment, requires the affirmative vote of a majority of the outstanding stock entitled to vote. Abstentions and broker non-votes, if any, will have the same effect as a vote “Against.” If you do not instruct your broker, bank or other nominee how to vote your shares, they will have discretion to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

66	Gran Tierra Energy 2023 Proxy Statement

Certain Relationships and Related Transactions

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

Gran Tierra discourages transactions with related persons. The charter of the Audit Committee provides that the Audit Committee is charged with reviewing and recommending to the Board the approval or disapproval of any related person transactions, as defined under Regulation S-K, Item 404. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Gran Tierra was or is to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. In addition, potential related persons transactions are to be referred to the Chief Executive Officer and brought to the attention of the full Board if material.

There have been no related party transactions since January 1, 2022 where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

CERTAIN RELATED-PERSON TRANSACTIONS

Gran Tierra has entered into indemnity agreements with certain officers and directors which provide, among other things, that Gran Tierra will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Gran Tierra, and otherwise to the fullest extent permitted under Delaware law and Gran Tierra’s Bylaws.

Stockholder Proposals

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2023 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and must submit their proposals to us at our principal executive offices (to the Corporate Secretary at 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6), not later than the close of business on November 25, 2023. If the date of the 2024 annual meeting is changed by more than 30 days from the date of the 2023 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2024 annual meeting.

Our Bylaws provide that stockholders may nominate persons for election to the Board of Directors or bring any other business before the stockholders (other than matters properly brought under Rule 14a-8) at the 2024 annual meeting of stockholders only by sending to our Corporate Secretary a notice containing the information required by our Bylaws. Notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the public announcement of the date of the annual meeting was made by Gran Tierra, notice may be made not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Gran Tierra. Detailed information about how to make stockholder proposals or nominations for our annual meetings of stockholders can be found in our Bylaws.

In addition, for next year’s annual meeting of stockholders, we will be required under new SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, our Corporate Secretary must receive notice under SEC Rule 14a-19 no later than February 27, 2024. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.

Gran Tierra Energy 2023 Proxy Statement	67

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of Gran Tierra will be “householding” Gran Tierra’s proxy materials. A single Notice of Internet Availability of Proxy Materials or a single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or a separate set of annual meeting materials, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Gran Tierra Energy Inc., Corporate Secretary, 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6 or by telephone at (403) 265-3221. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials or multiple sets of annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers

Other Matters

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Gary Guidry
Gary S. Guidry
President and Chief Executive Officer

March 24, 2023

A copy of Gran Tierra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules required to be filed with the SEC for the Company’s most recent fiscal year, is available without charge upon written request to: Gran Tierra Energy Inc., 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6, Attention: Corporate Secretary.

68	Gran Tierra Energy 2023 Proxy Statement

Forward Looking Statements Advisory

This proxy statement contains forward-looking statements regarding the Company within the meaning of applicable securities laws and regulations. These statements include those relating to the Company’s plans, goals and expectations. They are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The forward-looking statements speak only as of the date of this proxy statement, and we assume no obligation to update any of these forward-looking statements, except as required by law.

Disclosure of Oil and Gas Information

Gran Tierra’s Statement of Reserves Data and Other Oil and Gas Information on Form 51-101F1 dated effective as at December 31, 2022 (the “GTE 51-101F1”), which includes disclosure of its oil and gas reserves and other oil and gas information in accordance with Canadian National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) forming the basis of this document, is available on SEDAR at www.sedar.com. All reserves values, future net revenue and ancillary information contained herein are as of December 31, 2022, are derived from a report with an effective date of December 31, 2022 (the “GTE McDaniel Reserves Report”) prepared by Gran Tierra’s independent qualified reserves evaluator McDaniel & Associates Consultants Ltd. (“McDaniel”) and calculated in compliance with NI 51-101 and COGEH.

Estimates of net present value contained herein do not necessarily represent fair market value of reserves or resources. Estimates of reserves or resources and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves and future net revenue for all properties, due to the effect of aggregation. There is no assurance that the forecast price and cost assumptions applied by McDaniel in evaluating Gran Tierra’s reserves will be attained and variances could be material. All reserves assigned in the GTE McDaniel Reserves Report are located in Colombia and Ecuador and presented on a consolidated basis by foreign geographic area. There are numerous uncertainties inherent in estimating quantities of crude oil reserves and the future cash flows attributed to such reserves. The reserve and associated cash flow information set forth in the GTE McDaniel Reserves Report are estimates only. References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is no precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Drilling locations disclosed herein are derived from the GTE McDaniel Reserves Report and account for drilling locations that have associated Undeveloped and Proved plus Probable Undeveloped reserves, as applicable.

Gas volumes are converted to BOE at the rate of 6 Mcf of gas per bbl of oil, based upon the approximate relative energy content of gas and oil. The rate is not necessarily indicative of the relationship between oil and gas prices. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.

This document contains a number of oil and gas metrics, including reserves replacement, net asset value (“NAV”) per share and FD&A costs, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.

•

Reserves replacement is calculated as reserves in the referenced category per the GTE McDaniel Reserves Report divided by estimated referenced production. Management uses this measure to determine the relative change of its reserve base over a period of time.

Gran Tierra Energy 2023 Proxy Statement	69

•

NAV per share is calculated as net asset value at 10% discount (before or after tax, as applicable) of the applicable reserves category per the GTE McDaniel Reserves Report minus estimated debt, divided by the number of shares of Gran Tierra’s common stock issued and outstanding. Management uses NAV per share as a measure of the relative change of Gran Tierra’s net asset value over its outstanding common stock over a period of time.

•

FD&A costs are calculated as estimated exploration and development capital expenditures in Colombia, divided by the applicable reserves additions per the GTE McDaniel Reserves Report both before and after changes in FDC. The calculation of FD&A costs incorporates the change in FDC required to bring proved undeveloped and developed reserves into production. The aggregate of the exploration and development costs incurred in the financial year and the changes during that year in estimated FDC may not reflect the total FD&A costs related to reserves additions for that year. Management uses FD&A costs as a measure of its ability to execute its capital program and of its asset quality.

Definitions

All dollar ($) amounts referred to in this proxy statement are United States (U.S) dollars, unless otherwise indicated.

BOE means barrels of oil equivalent.

BOEPD means barrels of oil equivalent per day.

MMBOE means million barrels of oil equivalent

Proved (1P) reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of Proved plus Probable plus Possible reserves. The estimate of reserves for individual properties may not reflect the same confidence level as estimates of reserves for all properties, due to the effects of aggregation.

Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves category (proved, probable, possible) to which they are assigned.

See the GTE 51-101F1 for additional definitions regarding terms used in this document.

70	Gran Tierra Energy 2023 Proxy Statement

Appendix A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF GRAN TIERRA ENERGY INC.

Gran Tierra Energy Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.	The current name of the Corporation is Gran Tierra Energy Inc., and the Corporation was incorporated pursuant to the General Corporation Law on October 31, 2016 (the “Certificate of Incorporation”).

2.	The amendments to the existing Certificate of Incorporation set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law.

3.	The amendments to the existing Certificate of Incorporation being effected hereby are to amend and restate Article IV of the Certificate of Incorporation in its entirety to read as follows:

“ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock, par value $0.001 per share (the “Common Stock”), and Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The total number of shares of stock which the Corporation is authorized to issue is 82,000,000, consisting of 57,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

Effective as of 12:01 a.m. Eastern Time on [•], 2023 (the “Effective Time”), every ten shares of the Corporation’s Common Stock issued immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book-entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive (i) if the fraction is less than half a share of Common Stock, the aggregate number of post-Reverse Stock Split shares to be issued to such stockholder rounded down to the nearest whole number of shares, and (ii) if the fraction is at least half a share of Common Stock, the aggregate number of post-Reverse Stock Split shares to be issued to such stockholder rounded up to the nearest whole number of shares, with all shares of Common Stock held by a beneficial holder being aggregated. For shares held in certificated form, the Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the treatment of fractional interests set forth above.”

A. Common Stock

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote. All Common Stock of the Corporation shall have the same rights and preferences. All Common Stock when issued shall be fully paid and non-assessable. The Board of Directors (the “Board”) of the Corporation may, at its discretion and by resolution of the Board, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation. Cumulative voting shall not be permitted for the election of individuals to the Corporation’s Board or for any other matters brought before any meeting of the Corporation’s stockholders, regardless of the nature thereof. Stockholders of the Corporation’s Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation.

Gran Tierra Energy 2023 Proxy Statement	A-1

APPENDIX A-1

B. Preferred Stock

The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, $0.001 par value, which may be issued in such series, with such powers, designations, preferences, stated values, rights, qualifications, restrictions or limitations as determined solely by the Board in the resolution or resolutions providing for the issue of such class or series of Preferred Stock.

1.	Provisions Relating to the Preferred Stock.

(a)

The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board as hereafter prescribed.

(b)

Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each class or series of the Preferred Stock, including, but not limited to, the following:

(i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the class or series and the designations thereof;

(iii) the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other special rights and protective provisions with respect to any class or series as may to the Board seem advisable.

A-2	Gran Tierra Energy 2023 Proxy Statement

APPENDIX A-1

(c)

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

4.	This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern Time on [●], 2023.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer this          day of         .

By:
Gary S. Guidry
President and Chief Executive Officer

Gran Tierra Energy 2023 Proxy Statement	A-3

CORPORATE RESPONSIBILITY

Highlights 2022

GranTierra Energy

69%

In 2022, Gran Tierra's Gas-to-Power projects generated 69% of the total energy used in all of our operations.

"As a responsible energy producer our goal is to create the most value with the least environmental impact possible. Through our environmental programs, we have set new Colombian standards for industry-led conservation, we continue to foster a culture which has driven a consistent reduction of safety-related incidents and we will continue to build onto our foundation of running a profitable and stable business, while responsibly growing a high-quality portfolio."

— GARY GUIDRY, President & CEO

+1.4 Million

Trees have been planted throughout all of Gran Tierra's environmental efforts to date.

+3,800

Hectares of land has been conserved, preserved or reforestated through all of Gran Tierra's environmental projects so far.

299,412

Beneficiaries in Colombia and Ecuador have participated in Gran Tierra's social investment programs.

26,534

Since 2015, GTE has created 26,534 labour opportunities in Colombia, 469 of which were in Ecuador for 2022.

For more information about our environmental, social and governance initiatives visit www.grantierra.com/ESG

QUESTIONS?

NEED HELP

VOTING?

CONTACT US

North American Toll Free Phone

1.855.476.7987

E-mail: contactus@kingsdaleadvisors.com

Fax: 416.867.2271

Toll Free Facsimile: 1.866.545.5580

Outside North America, Banks and Brokers
Call Collect: 416.867.2272

GRAN TIERRA ENERGY INC.

Form of Proxy – Annual Meeting to be held on May 3, 2023	Trader’s Bank Building 702, 67 Yonge Street Toronto, On M5E 1J8

Appointment of Proxyholder I/We being the undersigned holder(s) of Gran Tierra Energy Inc. hereby appoint Gary S. Guidry and Ryan Ellson, or either of them,	OR	Print the name of the person you are appointing if this person is someone other than the Proxyholders listed herein:

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as indicated in the Notes to Proxy below) and all other matters that may properly come before the Annual Meeting of Stockholders (the “Meeting”) of Gran Tierra Energy Inc. (the “Corporation”) to be held virtually at https://web.lumiagm.com/251955864 on WEDNESDAY, MAY 3, 2023, AT 10:00 A.M. (MOUNTAIN TIME) or at any adjournment thereof.

The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors.	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
a. Peter J. Dey	☐	☐	☐	b. Gary S. Guidry	☐	☐	☐	c. Evan Hazell	☐	☐	☐
d. Robert B. Hodgins	☐	☐	☐	e. Alison Redford	☐	☐	☐	f. Ronald W. Royal	☐	☐	☐
g. Sondra Scott	☐	☐	☐	h. David P. Smith	☐	☐	☐	i. Brooke Wade	☐	☐	☐
2. Proposal to ratify the appointment of KPMG LLP as Gran Tierra Energy Inc.’s independent registered public accounting firm for 2023.									For ☐	Against ☐	Abstain ☐
3. Proposal to approve, on an advisory basis, the compensation of Gran Tierra Energy Inc.’s named executive officers, as disclosed in the proxy statement.									For ☐	Against ☐	Abstain ☐

4.  Proposal to approve an amendment to Gran Tierra Energy Inc.’s Certificate of Incorporation to effect a reverse stock split of the Corporation’s issued common stock, par value $0.001 per share at a reverse stock split ratio of 1 for 10.

									For ☐	Against ☐	Abstain ☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.

Signature(s):	Date

/ /
MM / DD / YY
Annual Financial Statements – Check the box to the right if you would like to DECLINE to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

This form of proxy is solicited by and on behalf of the Board of Directors.

Proxies must be received by 10:00 am, Mountain Time, on May 1, 2023.

Notes to Proxy

1.

Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.

2.

If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the holder.

5.

The securities represented by this proxy will be voted as directed by the holder. If no such directions are made, this proxy will be voted FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The proxyholders named above are hereby authorized to vote in their discretion upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

6.

The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Gran Tierra Energy Inc. .

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 3, 2023.

The Notice, Proxy Statement and Annual Report are available at: https://www.grantierra.com/investor-relations/2023-annual-meeting

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING:

To Vote Your Proxy Online please visit:
https://login.odysseytrust.com/pxlogin and click on
.. You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy.	Shareholder Address and Control Number Here

To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.

GRAN TIERRA ENERGY INC.

Voting Instruction Form (“VIF”) – ANNUAL MEETING OF STOCKHOLDERS to be held on MAY 3, 2023	Trader’s Bank Building 702, 67 Yonge Street Toronto, On M5E 1J8

Appointee(s) I/We being the undersigned holder(s) of Gran Tierra Energy Inc. hereby appoints Gary S. Guidry and Ryan Ellson, or either of them,	OR	Print the name of the person you are appointing if this person is someone other than the Appointees listed herein:

as my/our appointee with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as indicated in the Notes to VIF below) and all other matters that may properly come before the ANNUAL MEETING OF STOCKHOLDERS (the “Meeting”) of GRAN TIERRA ENERGY INC. (the “Corporation”) to be held virtually at https://web.lumiagm.com/251955864 on WEDNESDAY, MAY 3, 2023, AT 10:00 A.M. (MOUNTAIN TIME) or at any adjournment thereof.

The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors.	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
a. Peter J. Dey	☐	☐	☐	b. Gary S. Guidry	☐	☐	☐	c. Evan Hazell	☐	☐	☐
d. Robert B. Hodgins	☐	☐	☐	e. Alison Redford	☐	☐	☐	f. Ronald W. Royal	☐	☐	☐
g. Sondra Scott	☐	☐	☐	h. David P. Smith	☐	☐	☐	i. Brooke Wade	☐	☐	☐
2. Proposal to ratify the appointment of KPMG LLP as Gran Tierra Energy Inc.’s independent registered public accounting firm for 2023.									For ☐	Against ☐	Abstain ☐
3. Proposal to approve, on an advisory basis, the compensation of Gran Tierra Energy Inc.’s named executive officers, as disclosed in the proxy statement.									For ☐	Against ☐	Abstain ☐

4.  Proposal to approve an amendment to Gran Tierra Energy Inc.’s Certificate of Incorporation to effect a reverse stock split of the Corporation’s issued common stock, par value $0.001 per share at a reverse stock split ratio of 1 for 10.

									For ☐	Against ☐	Abstain ☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any VIF previously given with respect to the Meeting. If no voting instructions are indicated above, this VIF will be voted as recommended by the Board of Directors.

Signature(s):	Date

/ /
MM / DD / YY

This form of VIF is solicited by and on behalf of the Board of Directors.

VIFs must be received by MAY 1, 2023 AT 10:00 AM (MOUNTAIN TIME)

Notes to VIF

1.

Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen appointee in the space provided on the reverse.

2.

If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the holders must sign this VIF in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

3.	This VIF should be signed in the exact manner as the name appears on the VIF.

4.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by the holder.

5.

The securities represented by this VIF will be voted as directed by the holder. If no such directions are made, this VIF will be voted FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The appointees named above are hereby authorized to vote in their discretion upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

6.

The securities represented by this VIF will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This VIF confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting.

8.	This VIF should be read in conjunction with the accompanying documentation provided by the Corporation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 3, 2023.

The Notice, Proxy Statement and Annual Report are available at: https://www.grantierra.com/investor-relations/2023-annual-meeting

INSTEAD OF MAILING THIS VIF, YOU MAY SUBMIT YOUR VIF USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your VIF Online please visit:

https://login.odysseytrust.com/pxlogin and click on

.. You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this VIF.

Shareholder Address and Control Number Here

To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.